Exhibit 10.2

EXECUTION COPY

REAL ESTATE PURCHASE AGREEMENT

between

SHC Laguna Niguel I LLC

as Seller

and

SHC Laguna, L.L.C.

as Purchaser

relating to

The Ritz-Carlton, Laguna Niguel

in Dana Point, California

dated

May 9, 2006

TABLE OF CONTENTS

1.	Property Identification.		1
	1.1.	Property Identification	1
	1.2.	Excluded Property	3

2.	Purchase Price		3

3.	Title and Survey Matters.		4
	3.1.	Update of Title	4
	3.2.	Approval of Title and Survey.	4
	3.3.	Title Insurance	6

4.	Inspection; Covenants.		6
	4.1.	Access.	6
	4.2.	[Intentionally Omitted]	8
	4.3.	Leasing and Other Activities Prior to Closing.	8
	4.4.	Natural Hazard Disclosures	10
	4.5.	Alcoholic Beverage License	10
	4.6.	Financial Statements	10

5.	CASUALTY DAMAGE OR CONDEMNATION.		11
	5.1.	Casualty	11
	5.2.	Condemnation	11
	5.3.	Waiver of CC Section 1662	12

6.	REPRESENTATIONS, WARRANTIES AND COVENANTS.		12
	6.1.	Seller’s Representations	12
	6.2.	Indemnity; Survival; Limitation of Liability.	15
	6.3.	Purchaser’s Representations	16
	6.4.	Property Conveyed “As Is”	18
	6.5.	Release.	20
	6.6.	Management Agreement	21
	6.7.	Golf Agreement Estoppel	21

7.	Conditions Precedent.		22
	7.1.	Conditions Precedent to Purchaser’s Obligations	22
	7.2.	Conditions Precedent to Seller’s Obligations	22

8.	Closing.		23
	8.1.	Closing Date	23
	8.2.	Seller’s Deliveries	23
	8.3.	Purchaser’s Deliveries	24
	8.4.	Costs and Prorations.	25
	8.5.	Guest Ledger Receivables	30
	8.6.	Other Receivables	30
	8.7.	Insurance Premiums	30

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TABLE OF CONTENTS

	8.8.	Notice to Tenants	31
	8.9.	Records	31

9.	Advisory Fee		31

10.	Termination And Default.		31
	10.1.	Purchaser’s Default; Liquidated Damages – Deposit	31
	10.2.	Seller’s Default	32
	10.3.	Survival	32

11.	Employment and Employee Benefit Matters.		32
	11.1.	Hotel Employees.	32
	11.2.	WARN Act	33
	11.3.	Indemnification	34
	11.4.	Cooperation	34
	11.5.	Release of Employee Personnel Records	34
	11.6.	Third Party Rights	34
	11.7.	Survival	34

12.	Miscellaneous.		34
	12.1.	Entire Agreement	34
	12.2.	Binding On Successors and Assigns	34
	12.3.	Assignment by Purchaser	35
	12.4.	Waiver	35
	12.5.	Governing Law; Submission to Jurisdiction	35
	12.6.	Counterparts	36
	12.7.	Notices	36
	12.8.	Attorneys’ Fees	37
	12.9.	Submission not an Offer or Option	37
	12.10.	Time Periods	38
	12.11.	Modification of Agreement	38
	12.12.	Further Instruments	38
	12.13.	Descriptive Headings	38
	12.14.	Time of the Essence	38
	12.15.	Business Day	38
	12.16.	Construction of Agreement	38
	12.17.	JURY TRIAL WAIVER	38
	12.18.	Survival.	38
	12.19.	Disclosure	39
	12.20.	Guest Baggage and Safe Deposit Boxes.	39

13.	General Escrow Provisions		40

14.	Escrow Agent – IRS Real Estate Sales Reporting		42

15.	Facilitation of Exchange		42

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Exhibits

EXHIBIT 1.1(A)	-	DESCRIPTION OF HOTEL AND OTHER UNITS
Exhibit 1.1(c)	-	Schedule of Tangible Personal Property
Exhibit 1.1(d)	-	Leases
Exhibit 1.1(e)	-	Permits
Exhibit 1.1(f)	-	Schedule of Property Contracts
Exhibit 1.2(e)	-	Excluded Licenses
Exhibit 2.1(a)(iii)	-	Wiring Instructions
Exhibit 2.1(b)(i)	-	Allocation of Purchase Price
Exhibit 4.1(b)	-	Inspection Records
Exhibit 6.1(h)	-	Security Deposits
Exhibit 6.1(j)	-	Labor Matters
Exhibit 6.1(l)	-	Litigation
Exhibit 6.7	-	Golf Agreement Estoppel Certificate
Exhibit 8.2(a)	-	Form of Deed
Exhibit 8.2(b)	-	Form of Bill of Sale and General Assignment
Exhibit 8.2(c)	-	Form of Assignment and Assumption of Leases
Exhibit 8.2(d)	-	Form of Assignment of Bookings and Booking Deposits
Exhibit 8.2(e)	-	Form of Assignment of Management Agreement
Exhibit 8.2(h)	-	FIRPTA Certificate
Exhibit 8.2(j)	-	Form of Seller’s Affidavit to Title Company
Exhibit 8.8	-	Notice to Tenants

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DEFINITIONS

Reference
Act	4.4
Advisors	9
Affiliate	12.3
Agreement	Introduction
Allocation	2(b)(i)
Assumption Agreement	8.3(c)
Balance of the Purchase Price	2(a)(iii)
Bookings	4.3(a)
Business Day	12.15
Cap	6.2(a)
Closing	8.1(a)
Closing Date	8.1(a)
Closing Month	8.4(b)(ii)(1)
Closing Statements	8.4
Cut-Off Time	8.5
Deed	8.2(a)
Deposit	2(a)(ii)
Depositors	12.20(b)
Disclosure Statement	4.4
Employee Claims	11.1(d)
Environmental Requirements	6.4
Excluded Licenses	1.2
Escrow Agent	2(a)(i)
Execution Date	2(a)(i)
Existing Mortgage Loan	4.3(d)
Existing Survey	3.1
Existing Title Policy	3.1
Expanded Estoppel	7.1(h)(ii)
Fee Estate	1.1(a)
Final Closing Statement	8.4
Food and Beverage Inventory	8.4(b)(ix)
Gift Certificate	8.4(b)(v)
Golf Agreement Estoppel Certificate	6.7
Hazardous Materials	6.4
Hotel	1.1(b)
Hotel Benefit Plans	11.1(b)
Hotel Books and Records	1.1(g)
Hotel Employees	11.1(a)
Improvements	1.1(b)
Inspection Records	4.1(c)
Insurance Policies	1.2

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Intangible Property	1.1(e)(iv)
Leases	1.1(d)
Liquor License Assets	4.5
Losses	4.1(a)(ii)
Management Agreement	4.3(a)
Manager	4.3(a)
Material Adverse Effect	6.1(g)
Miscellaneous Accounts Receivable	8.6
Operating Supplies	8.4(b)(ix)
Permitted Exceptions	3.2(a)
Permits	1.1(e)(ii)
Personal Property	1.1(c)
Preliminary Closing Statement	8.4
Property Contracts	1.1(f)
Property	1.1
Purchase Price	2
Purchaser	Introduction
Purchaser Party(ies)	6.2
Purchaser Claims	6.2
Report	4.4
Reservations	1.1(i)
Reservation Deposits	1.1(i)
Retained Baggage	12.20(a)
Seller	Introduction
Seller Claims	6.3
Seller Encumbrance	3.2(a)(x)
Seller Party(ies)	6.3
Seller Verification Notices	12.20(b)
Tax Refunds	8.4(b)(i)
Tenant Deposits	1.1(d)
Title Commitment(s)	3.1
Title Company	3.1
Title Policy	3.3
Transfer of Interests	1
Updated Survey	3.2(a)(i)
WARN Act	6.1(j)(iii)

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REAL ESTATE PURCHASE AGREEMENT

THIS REAL ESTATE PURCHASE AGREEMENT (this “Agreement”) is entered into as of May 9, 2006, by and between SHC Laguna Niguel I LLC, a Delaware limited liability company (“Seller”), and SHC Laguna, L.L.C., a Delaware limited liability company (“Purchaser”).

1. Property Identification.

1.1. Property Identification. Subject to the terms and provisions hereof, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, subject only to the Permitted Exceptions and to all other terms, covenants and conditions set forth herein, all of Seller’s right, title and interest in and to the following:

(a) Fee simple title to the land described on Exhibit 1.1(a) attached hereto, together with all privileges, rights, easements and appurtenances belonging to such land, and all right, title and interest (if any) of Seller in and to any streets, alleys, passages, and other rights-of-way or appurtenances included in, adjacent to or used in connection with such land and all right, title and interest (if any) of Seller in all mineral and development rights appurtenant to such land (the “Fee Estate”).

(b) The buildings located on the Fee Estate, including specifically the hotel commonly known as The Ritz-Carlton, Laguna Niguel (the “Hotel”) and all other structures and other improvements situated upon the Fee Estate and all fixtures, systems and facilities located on the Fee Estate (collectively, the “Improvements”). Seller is not making any representations relating to, and specifically disclaims any rights in, “The Ritz Carlton” name and any related marks.

(c) All furniture, equipment, machinery, inventories, supplies, signs and other tangible personal property of every kind and nature, if any, owned by Seller and installed or located at the Real Property, including, without limitation, the tangible personal property listed on Exhibit 1.1(c) attached hereto (collectively, the “Personal Property”).

(d) All of Seller’s rights, if any, in all leases, rights to subleases, licenses, concession agreements or other agreements granting the right to use or occupy any portion of the Real Property, including, without limitation, those listed on Exhibit 1.1(d) attached hereto (together with all amendments, modifications, supplements, extensions and related agreements, if any, thereto, collectively, the “Leases”) as well as all of Seller’s rights, if any, to any existing security deposits and other tenant deposits, lease guarantees or (to the extent assignable) letters of credit related to the Leases, including, without limitation, those listed on Exhibit 1.1(d) attached hereto (collectively, the “Tenant Deposits”).

(e) All of Seller’s right, title and interest, if any, in (i) all warranties, guaranties and indemnities by and claims against third parties relating to the Property, if any, to the extent assignable or transferable, (ii) all licenses, permits, approvals, development rights, certificates, variances, consents, authorizations and similar documents necessary for the current use, occupancy and operation of the Property, including, without limitation, those set forth in Exhibit 1.1(e) attached hereto, to the extent assignable or transferable (the items referred to in clause (ii) herein collectively, the “Permits”), (iii) all plans, specifications, drawings, surveys, engineering and other design products, soils (including borings) tests and reports, project budgets and schedules, and other technical descriptions and documents relating to the Property, if any, to the extent assignable or transferable, and (iv) all computer programs, databases, training materials and related documentation, if any, to the extent assignable or transferable, and all other intangible assets of any nature relating to the Property owned by Seller to the extent assignable or transferable by Seller to Purchaser (collectively, the “Intangible Property”).

(f) All of Seller’s rights, if any, in all maintenance, repair, utility, service, supply and equipment rental contracts affecting the Property (collectively, the “Property Contracts”) including, without limitation, the Management Agreement and those Property Contracts listed on Exhibit 1.1(f) attached hereto, to the extent Seller is entitled to transfer the same to Purchaser.

(g) Seller’s rights, if any, in any and all books, records, files, guest registers, rental and reservation records, employment records, maintenance records, and any customer or frequent guest list of the Hotel maintained by Seller (including any e-mail or other electronic data) used in connection with the ownership use, operation, or maintenance of the Hotel (collectively, the “Hotel Books and Records”).

(h) The advance reservations and Bookings for the Hotel, as the same may be amended, canceled and renewed (the “Reservations”) and, except to the extent a proration credit is received by Purchaser, advance deposits made in respect thereof (the “Reservation Deposits”).

The Fee Estate, together with the Improvements relating thereto, is referred to herein as the “Real Property”. The Real Property, together with the Personal Property, the Leases, the Tenant Deposits, the Intangible Property, the Property Contracts, the Hotel Books and Records, the Reservations and the Reservation Deposits relating thereto, are referred to herein as the “Property”. Notwithstanding the foregoing, the Purchaser may, on prior notice given to Seller at least ten (10) days before the Closing Date, request Seller to cause its parent company to transfer all of the ownership interests in Seller (a “Transfer of Interests”) in lieu of the Seller transferring the Property as contemplated hereby. In such event, Seller will consider in good faith the possibility of effectuating a Transfer of Interests in lieu of the Seller transferring the Property as contemplated hereby, provided, however, that (i) it shall not, in any event, be a condition to Closing that a Transfer of Interests be consummated in lieu of the transactions contemplated hereby and (ii) if the transactions contemplated hereby are reconstituted as a Transfer of Interests, then, in lieu of the conveyance documents currently contemplated by Section 8.2, the parties shall instead exchange at Closing an assignment of membership interests (in customary form, as agreed by Seller and Purchaser, each acting reasonably) pursuant to which all of the membership interests in Seller shall be conveyed to Purchaser free and clear of any Liens.

1.2. Excluded Property. Notwithstanding the foregoing or anything to the contrary herein, the following are expressly excluded from the definition of Property under this Agreement: (a) all tangible and intangible personal property owned or leased by tenants, concessionaires, or licensees at the Property, guests at the Property, or employees of Seller, (b) all insurance policies relating to the Property, including, without limitation, general liability, operational liability (including hotel and innkeepers’ liability and liquor liability), business interruption, fire and casualty policies, and all proceeds and claims thereunder (collectively, the ”Insurance Policies”), (c) any asset management services provided for the benefit of Seller or the Property by any Affiliate of Seller or by SHC DTRS, Inc., a Delaware corporation, (d) any refunds of real estate taxes attributable to the period prior to the Closing Date, (e) the license agreements set forth on Exhibit 1.2(e) attached hereto and made a part hereof (the ”Excluded Licenses”), (f) “Ritz-Carlton Rights” (as defined in the Management Agreement) or any other property owned by Ritz-Carlton Hotel Company, L.L.C. or any of its Affiliates, (g) any employment records maintained by the Manager and (h) the Liquor License Assets.

2. Purchase Price. The aggregate purchase price for the Property (the “Purchase Price”) is Three Hundred Thirty Million Dollars ($330,000,000), subject to adjustment as provided herein.

(a) The Purchase Price shall be paid by Purchaser as follows:

(i) On the first Business Day after the date on which this Agreement is signed and delivered to National Land Tenure Company, LLC (the “Escrow Agent”) by each party hereunder (the “Execution Date”), Purchaser shall deliver to the Escrow Agent Sixteen Million Five Hundred Thousand Dollars ($16,500,000) (together with any additional amounts paid by the Purchaser pursuant to Section 8.1 hereof, the “Deposit”) in immediately available funds by a wire transfer to an escrow account established pursuant to the terms of Article 13 hereof.

(ii) The Deposit shall be held by Escrow Agent in a segregated, interest-bearing account with JP Morgan Chase or another commercial bank reasonably approved by Seller and Purchaser (Seller and Purchaser hereby pre-approve North Fork Bank). In the event that the Closing does not occur by the Closing Date, interest on the Deposit shall be paid to the party entitled to receive the Deposit in accordance with the terms of this Agreement. In the event that the Closing does occur, interest on the Deposit shall be paid to Seller and credited against the Purchase Price payable by Purchaser. Any taxes due on such interest income shall be the sole responsibility of (x) Purchaser if the Closing does occur and (y) the party receiving the interest income if the closing does not occur. Purchaser will provide to Escrow Agent a Form W-9 for the reporting of any such interest income.

(iii) At the Closing, Purchaser shall deposit with Escrow Agent, by wire transfer of immediately available funds (made in accordance with the wiring instructions set forth on Exhibit 2.1(a)(iii) attached hereto), the Balance of the Purchase Price. “Balance of the Purchase Price” means the amount equal to the Purchase Price, as adjusted for the prorations and other costs, including sales tax, as provided for in this Agreement, minus the Deposit and any interest accrued thereon.

(iv) The Purchase Price shall be paid without any deduction for withholding tax, provided Seller delivers the documents listed in Sections 8.2(j) and 8.2(m).

(b) Allocation of Purchase Price.

(i) The allocation (the “Allocation”) of the consideration paid for the Property among the acquired assets for tax purposes shall be as provided as set forth on Exhibit 2.1(b)(i) attached hereto.

(ii) Seller, Purchaser and each of their Affiliates shall (x) be bound by the Allocation for all relevant tax purposes, (y) prepare and file all tax returns in a manner consistent with such allocation and (z) take no position inconsistent with such allocation in any tax return or any related proceeding before any taxing authority. In the event that the allocation reported to a taxing authority by either party or any of their Affiliates is disputed by such taxing authority, the party receiving notice of such dispute shall promptly notify the other party and keep the other party apprised of material developments concerning resolution of such dispute.

(iii) Neither party hereto shall report this transaction as a sale of a trade or business under Section 1060 of the Internal Revenue Code requiring the filing of Internal Revenue Code Form 8594.

3. Title and Survey Matters.

3.1. Update of Title. Prior to the Execution Date, Seller has provided Purchaser with a copy of the existing survey from Hayes Surveying certified January 3, 2003 (the “Existing Survey”) of the Real Property and the existing title insurance policy issued by Lawyer’s Title Company 05309225, dated May 24, 2004 (the “Existing Title Policy”). Seller has, prior to the Execution Date, ordered and delivered to Purchaser a commitment for an owner’s policy of title insurance for the Property, including, without limitation, copies of all documents referenced in said commitment (the “Title Commitment”), in the amount of the Purchase Price, issued by Lawyer’s Title Insurance Corporation (in such capacity, the “Title Company”) 09502078-68, dated April 11, 2006. The cost of ordering the Title Commitment and obtaining a Title Policy (as herewith defined) or any endorsements thereto shall be allocated pursuant to Section 3.3 and Section 8.4.

3.2. Approval of Title and Survey.

(a) As used herein, the term “Permitted Exceptions” with regard to the Real Property means: (i) all exceptions, exclusions and other matters shown in the Existing Title Policy (but in no event any Seller Encumbrance) and any other exceptions to title disclosed by the survey obtained by Seller on behalf of Purchaser prior to the

Closing (the “Updated Survey”), provided such other exceptions do not in Purchaser’s reasonable judgment interfere with the use or operation of the Property; (ii) all exceptions, exclusions and other matters shown on Schedule B of the Title Commitment (but in no event any Seller Encumbrance); (iii) any exceptions, exclusions and other matters waived in writing by Purchaser or deemed waived by Purchaser in accordance with the terms hereof; (iv) all title matters reflecting the existence or terms of the Leases listed on Exhibit 1.1(d) attached hereto; (v) liens for real estate taxes that are not yet due and payable and that are apportioned as provided in Section 8.4, including, without limitation, special assessments and special improvement district or local improvement district bonds; (vi) any and all present and future laws, ordinances, restrictions, requirements, resolutions, orders, rules and regulations of any governmental authority, as now or hereafter existing or enforced (including, without limitation, those related to zoning and land use), and all notes or notices of violation of any such laws, ordinances, rules or regulations set forth, shown in or disclosed by the departmental searches performed by the Title Company and delivered prior to the Execution Date or in the Title Commitment or in any title reports, commitments or updates delivered to Purchaser prior to the Execution Date; (vii) any judgment or mechanics’ or suppliers’ liens that are the obligation of a tenant to discharge (but in no event any Seller Encumbrance) pursuant to the provisions of the Lease applicable to such tenant; (viii) such other exceptions as Title Company shall commit to insure over in a manner reasonably satisfactory to Purchaser, without any additional cost to Purchaser whether such insurance is made available in consideration of payment, bonding or indemnity by Seller or otherwise (provided that any such indemnity or other consideration shall be in a form reasonably satisfactory to Purchaser); (ix) any other matters affecting title to the Property that have been approved by Purchaser pursuant to the terms hereof; and (x) all matters, whether or not of record, to the extent caused by Purchaser or its agents, representatives or contractors. As used herein, the term “Seller Encumbrance” shall mean (1) any mortgage or deed of trust or other monetary lien voluntarily granted or expressly assumed by Seller and encumbering the Property, including those in connection with the Existing Mortgage Loan or (2) any and all judgments or mechanics’ or suppliers’ liens encumbering the Property arising from work performed or materials furnished at the Property by or on behalf of Seller (but not any liens that are the obligation of a tenant to discharge). In any event, notwithstanding anything contained in this Agreement to the contrary, Seller Encumbrances must be satisfied by Seller at its sole cost on or prior to the Closing Date (as the same may be extended as set forth below) or, if not so satisfied prior to or on Closing, shall be satisfied at Closing out of the proceeds otherwise payable to Seller.

(b) If title to the Real Property becomes encumbered by any matter (including, without limitation, an attachment or lis pendens or any other defect, objection or exception) other than a Permitted Exception, after the Execution Date, Seller shall use commercially reasonable efforts to remove and cure any such matter, except that (i) Seller shall in no event be required to bring suit or otherwise initiate any legal proceedings to clear any such encumbrance or exception and (ii) other than for Seller Encumbrances, Seller is required to expend not more than a total of Two Hundred and Fifty Thousand Dollars ($250,000) to cure all such encumbrances or exceptions, it being understood that the exceptions set forth in clauses (i) and (ii) above do not apply to Seller Encumbrances. If, despite such commercially reasonable efforts, Seller is unable remove or cure (by bonding or otherwise) any defects, objections or exceptions to the reasonable satisfaction of the Title Company on or prior to the Closing Date (as the same may be extended as set forth below), then Purchaser shall have the option, exercisable by written notice delivered to Seller, of either (y) waiving any such defects, objections or exceptions and accepting title to the Property subject to such matter(s), in which event Purchaser shall proceed to Closing or (z) terminating this Agreement, in which event the Deposit will immediately be returned to Purchaser, and thereupon Purchaser and Seller will have no further obligations or liabilities under this Agreement, except as otherwise stated herein.

3.3. Title Insurance. It shall be a condition to Purchaser’s obligations to consummate the Closing hereunder that Title Company shall have issued or shall have committed to issue, upon payment of the applicable premium therefore, an ALTA Standard Owner’s Policy of Title Insurance (the “Title Policy”) insuring that Purchaser owns fee simple title to the Real Property subject only to the Permitted Exceptions. Seller shall pay the premium for the CLTA standard coverage portion of the Title Policy, which Title Policy shall be in the amount equal to the Purchase Price for the Real Property. If Purchaser desires to procure extended coverage, or any special coverages or any endorsements (or amendments) to the Title Policy, it may do so at its own cost and expense, provided that (a) such additional coverages shall be at no cost or additional liability to Seller, (b) Purchaser’s obligations hereunder shall not be conditioned upon Purchaser’s ability to obtain such additional coverages, (c) if Purchaser is unable to obtain such additional coverages with respect to the Property, Purchaser shall nevertheless be obligated to proceed to the Closing without reduction of or set off against the Purchase Price, and (d) the Closing shall not be delayed as a result of Purchaser’s efforts to obtain such additional coverages.

4. Inspection; Covenants.

4.1. Access.

(a) Subject to the following sentence, following the Execution Date, Purchaser and its Affiliates, agents, contractors, or representatives shall have, and Seller shall provide, access to the Property for purposes of inspection, investigation and/or testing of the Property and review of such materials and information relating to the Property as Purchaser deems reasonably necessary or appropriate. If Purchaser desires access to the Property for purposes of inspection, investigation and/or testing, Purchaser shall provide Seller with reasonable prior notice thereof, which notice shall include the date and time of such proposed access, the scope of work to be completed during such access, and the anticipated commencement and completion dates for such work. Purchaser agrees (which agreement shall survive (i) termination of this Agreement or (ii) the Closing and shall not be deemed merged into any instrument of conveyance delivered at the Closing) to indemnify, defend, and hold Seller harmless from any loss, injury, damage, claim, lien, cost or expense, including, without limitation, reasonable attorneys’ fees and costs (collectively, ”Losses”), arising out of or in connection with the inspection and testing of the Property, or otherwise from the exercise or performance by Purchaser or its Affiliates, agents, contractors, or representatives of any of its rights or obligations under this Section 4.1. In no event shall Purchaser be liable hereunder for Losses arising from the gross negligence or willful misconduct of Seller or its Affiliates, agents, contractors, representatives or employees or for any Losses resulting from Seller’s subsequent compliance with Environmental Requirements or its remedy of any environmental condition. Any inspection, investigation and/or testing shall be at Purchaser’s sole cost and expense and Purchaser shall not conduct any invasive testing or phase II environmental surveys without Seller’s prior written consent. Purchaser shall promptly restore at Purchaser’s sole cost and expense any physical damage to the Property caused by any such inspection, investigation and/or testing of the Property.

(b) Prior to any entry upon the Property by Purchaser’s agents, contractors, subcontractors or employees, Purchaser shall deliver to Seller proof satisfactory to Seller that Purchaser is carrying a commercial general liability insurance policy issued by a financially responsible insurance company acceptable to Seller, covering (i) the activities of Purchaser, Purchaser’s agents, contractors, subcontractors and employees on or upon the Property, and (ii) Purchaser’s indemnity obligation contained in Section 4.1. Such proof shall evidence that such insurance policy shall have a per occurrence limit of at least Two Million Dollars ($2,000,000) and an aggregate limit of at least Ten Million Dollars ($10,000,000), shall name Seller as an additional insured, shall be primary and noncontributing with any other insurance available to Seller and shall contain a full waiver of subrogation clause.

(c) Seller has, prior to the date hereof, provided to Purchaser the items listed on Exhibit 4.1(b), and will promptly following the reasonable request of Purchaser provide such additional items as are currently within Seller’s possession or control or available to Seller after reasonable inquiry or effort (the items listed on Exhibit 4.1(b) together with all such additional items provided, made available or as otherwise disclosed in writing to Purchaser (the “Inspection Records”). Purchaser will not unreasonably withhold or delay its acknowledgement of items actually delivered to it. By execution of this Agreement, Purchaser is deemed to have acknowledged receipt of the items listed on Exhibit 4.1(b). Purchaser acknowledges and agrees that Seller may abstract the Inspection Records to the extent reasonably necessary in order to preserve the confidentiality of information not relating to the Property. If additional Inspection Records are requested, they may be examined at all reasonable times during normal business hours upon prior reasonable notice to Seller and may be photocopied by Purchaser at Purchaser’s sole cost and expense. Seller does not make any representations or warranties as to the content or accuracy of any Inspection Records.

(d) In the event the Closing does not occur for any reason, Purchaser shall return to Seller all Inspection Records and any and all other materials and information with respect to the Property provided to Purchaser by Seller or their respective agents, including any photocopies thereof. In any event, Purchaser shall (i) maintain the confidentiality of the results of its investigation and all materials delivered by Seller or an Affiliate or representative of Seller as required by this Agreement, (ii) disclose such materials only to its employees, agents, prospective investors, partners, lenders, attorneys, consultants and advisors who need to review such materials in connection with the transaction contemplated hereby, and to any governmental authority or in connection with any judicial, administrative or other legal proceedings, suits or actions, to the extent Purchaser is advised by counsel that it is required to do so, provided that Purchaser or its counsel shall deliver notice to Seller as to the nature and scope of such disclosure prior to it making such disclosure and (iii) return all such materials to Seller (without retaining copies thereof) if the Closing does not occur for any reason.

(e) The provisions of this Section 4.1 shall survive (i) the Closing and shall not be deemed merged into any instrument of conveyance delivered at the Closing or (ii) earlier termination of this Agreement.

4.2. [Intentionally Omitted]

4.3. Leasing and Other Activities Prior to Closing.

(a) Seller shall not, from and after the Execution Date, enter into amendments, modifications, extensions, renewals or terminations of any existing Leases, Property Contracts or any Person’s employment compensation or benefits in any manner (unless, in the case of the Property Contracts, doing so is in the ordinary course of operating the Property and consistent with past practice and either (i) the aggregate liability of Seller thereunder does not exceed $100,000 or (ii) any such Property Contract will be cancelable by Purchaser following the Closing Date on sixty (60) days’ notice or less without penalty or premium) or enter into any new lease or contract (other than any commitments or reservations for the use of any guest rooms, meeting rooms, banquet facilities, convention facilities or other facilities in the Hotel scheduled to occur on or after the Closing (together with the rent and/or other considerations, if any, owed by guests, tenants, licensees or concessionaires, the “Bookings”) and consistent with this Agreement and past practice); in each case that would affect the Property after the Closing Date, without the written consent of Purchaser, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary herein, Seller may enter into new leases, contracts and purchase orders (or terminate any of the foregoing) without Purchaser’s consent if (A) doing so is in the ordinary course of operating the Property and (B) one of the following is satisfied: (i) the contract will not be binding on Purchaser, or (ii) the contract is cancelable by Purchaser following the Closing Date on sixty (60) days’ or less notice without penalty or premium, or (iii) the aggregate liability of Seller thereunder does not exceed $100,000. In addition, but subject to the last sentence of this Section 4.3(a), within thirty (30) days following the Execution Date, Seller shall deliver such termination notices as Purchaser may request in writing, in order to terminate those Property Contracts or other similar contract not referenced in the immediately preceding sentence that Purchaser does not desire to take assignment of at Closing, to the extent that such Property Contracts are then terminable in accordance with their respective terms. Nothing contained in this Agreement will require Seller to (a) obtain the consent of Purchaser for Property Contracts or Leases that Manager (as defined below) is authorized to enter into without Seller’s consent or (b) terminate any Property Contract disclosed to Purchaser prior to the Execution Date unless Purchaser notifies Seller, within five (5) days following the Execution Date, of its election to terminate such Property Contract and such contract is terminable in accordance with its terms; provided, that in no event shall Seller be required to terminate the Amended and Restated Operating Agreement, dated January 1, 2000, between Seller and The Ritz-Carlton Hotel Company, L.L.C. (“Manager”), as amended by the Amendment to Amended and Restated Operating Agreement, dated June 29, 2004, by and between Seller and Manager (the “Management Agreement”).

(b) At all times prior to the Closing, Seller shall continue to (i) operate the Hotel in a prudent manner, substantially consistent with past practice using its reasonable efforts to preserve intact the goodwill of the Hotel with its existing clientele, (ii) maintain the Property in its existing condition and state of repair, ordinary wear and tear excepted, subject to the occurrence of any casualty and condemnation, (iii) maintain adequate levels of Personal Property and any other operating supplies and equipment necessary to operate the Hotel in a manner consistent with past practices and (iv) maintain the insurance policies now in effect (or substantially similar insurance) in full force and effect; provided, however, that a breach of this clause (iv) shall have no consequence unless a casualty occurs prior to Closing or the earlier termination of this Agreement.

(c) When Purchaser’s consent is required pursuant to this Section 4.3, Purchaser shall have three (3) Business Days after receipt from Seller of a written request (which request shall specifically reference this Section 4.3(c) and the three (3) Business Day period) for consent to proposed agreements or Leases, or modifications to the existing Leases or new Leases in which to grant such consent, and if Purchaser fails or refuses to act within such three (3) Business Day period, Purchaser shall be deemed to have granted such consent.

(d) Seller shall not sell, mortgage, pledge, hypothecate, or otherwise transfer or dispose of all or any material part of the Property or any interest therein at any time after the date hereof and prior to the Closing Date, other than (i) with respect to depletion and/or replacement of Personal Property and the termination of Leases or Property Contracts in the ordinary course of business, consistent with past practice in accordance with the provisions of this Agreement, (ii) leasing of the Premises in accordance with the provisions of this Agreement, (iii) Permitted Exceptions, and (iv) the granting of liens or assignments as required by the mortgage loan made pursuant to the terms of that certain loan agreement dated as of June 29, 2004, between Seller, SHC Embarcadero LLC, SHC Beverly Hills II, L.L.C., SHC Park San Francisco LLC, SHC New York East Side II, L.L.C., SHC Essex II, L.L.C., and SHC New Santa Clara, L.L.C., and German American Capital Corporation (as may be amended and modified from time to time) and evidenced by that certain Deed of Trust, Security Agreement, Assignment of Leases and Rents and Revenues and Fixture Filing (The Ritz-Carlton, Laguna Niguel) dated June 29, 2004, executed and delivered by Seller for the benefit of German American Capital Corporation, as amended by that First Amendment to Deed of Trust made as of November 9, 2005, executed and delivered by Seller for the benefit of Archon Financial, L.P., as security and encumbering the Property (the “Existing Mortgage Loan”).

(e) Except (i) for projects contemplated by the existing capital expenditure budget, (ii) for emergency repairs and replacements, (iii) in the ordinary course of business, consistent with past practice, and (iv) for capital expenditures necessary to restore the Property after a casualty or condemnation, Seller shall not, on or after the Execution Date, commit to, make or pay for any capital expenditure, without the written consent of Purchaser, which consent shall not be unreasonably withheld and if Purchaser fails or refuses to respond within three (3) Business Days after Seller’s written request as provided in clause (c) above, Purchaser shall be deemed to have granted such consent.

(f) Seller shall promptly, after the receipt from Manager of operating statements for each month between the date hereof and the Closing Date or the earlier of termination of the Agreement, deliver to Purchaser true, correct and complete copies of all such operating statements prepared after the Execution Date.

4.4. Natural Hazard Disclosures. As used herein, the term “Natural Hazard Area” shall mean those areas identified as natural hazard areas or natural hazards in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4 and 51183.5, and California Public Resources Code Sections 2621.9, 2694 and 4136, and any successor statutes or laws (the “Act”). Purchaser hereby acknowledges that, prior to the date of this Agreement, Seller has provided Purchaser with a Natural Hazard Disclosure Statement (the “Disclosure Statement”) in a form required by the Act. Seller has retained the services of a qualified party to examine the maps and other information made available to the public by government agencies for the purpose of enabling Seller to fulfill its disclosure obligations with respect to the Act and to prepare the written report of the result of its examination (the “Report”). Purchaser acknowledges receipt of the Report and that the Report fully and completely discharges Seller from its disclosure obligations under the Act and under California Civil Code Sections 1102 through 1102.17. Purchaser acknowledges and agrees that nothing contained in the Disclosure Statement releases Purchaser from its obligation to fully investigate and satisfy itself with the condition of the Property prior to the Execution Date, including, without limitation, whether the Property is located in any Natural Hazard Area. Purchaser further acknowledges and agrees that the matters set forth in the Disclosure Statement or Report may change on or prior to the Closing and that Seller has no obligation to update, modify or supplement the Disclosure Statement or Report. Purchaser is solely responsible for preparing and delivering its own Disclosure Statement to subsequent prospective purchasers of the Property.

4.5. Alcoholic Beverage License. Each of Purchaser and Seller acknowledge that the liquor license and the liquor inventory for the Hotel (collectively, the “Liquor License Assets”) are not held by Seller but are currently held by Manager (as hereinafter defined).

4.6. Financial Statements. Purchaser has informed Seller that, as an Affiliate of a public company, Purchaser will require audited financial statements relating to the Hotel for the three (3) full calendar years prior to the Closing Date. Seller will use commercially reasonable efforts, at no cost to Seller, to cause the accountants that prepared such audited financial statements to permit Purchaser and its Affiliates to rely on such audits to the extent necessary for Purchaser’s Affiliate to comply with its obligations as a public company. The covenant in the preceding sentence shall survive the Closing Date for a period of three (3) months. Any costs incurred by Seller pursuant to this Section 4.6 shall be promptly reimbursed by Purchaser.

5. CASUALTY DAMAGE OR CONDEMNATION.

5.1. Casualty. In the event that all or a portion of any Property is damaged or destroyed by fire or other casualty prior to the Closing Date such that the reasonably estimated cost to repair the same exceeds an amount that is equal to Sixteen Million Five Hundred Thousand Dollars ($16,500,000), then Purchaser may, at Purchaser’s sole option, elect to either:

(a) terminate this Agreement, in which event the Deposit will immediately be returned to Purchaser and thereupon Seller and Purchaser will have no further obligations or liabilities to each other under this Agreement, except as otherwise provided herein; or

(b) proceed to close the transactions contemplated by this Agreement.

If Purchaser elects to proceed to closing pursuant to Section 5.1(b), or if the damage is $16,500,000 or less, Purchaser shall purchase the Property in accordance with the terms hereof except that (y) the Purchase Price shall be reduced by the amount of any applicable insurance deductible and uninsured damage with respect to any damage or destruction of the Improvements by fire or other casualty (or such lesser amount as Purchaser and Seller reasonably agree to be necessary to repair the damage) and (z) Seller shall assign to Purchaser at the Closing all insurance proceeds payable on account of such damage (less Seller’s reasonable cost to secure the same and less repair costs reasonably incurred by Seller with respect to such damage as documented to Purchaser’s reasonable satisfaction), provided, that the Purchase Price shall be further reduced by the amount of any insurance proceeds previously paid to Seller on account of such damage and not already expended toward Seller’s reasonable cost of securing the same or restoration of the Improvements. Purchaser shall be deemed to have elected to proceed under this Section 5.1(b) unless, within twenty (20) Business Days from receipt by Purchaser of written notice (which notice shall reference this clause (b) and said twenty (20) Business Day period) of such casualty from Seller accompanied by Seller’s repair estimate and evidence of the insurance coverages maintained by Seller, Purchaser provides Seller with written notice that Purchaser elects to terminate this Agreement pursuant to Section 5.1(a).

5.2. Condemnation. In the event that all or a material portion of any Property should be condemned or becomes the subject of condemnation proceedings or a threat of condemnation proceedings prior to the Closing such that the reasonably estimated loss of value as a result thereof exceeds an amount that is equal to Sixteen Million Five Hundred Thousand Dollars ($16,500,000):

(a) terminate this Agreement, in which event the Deposit will immediately be returned to Purchaser and thereupon Seller and Purchaser shall have no further obligations or liabilities to each other under this Agreement, except as otherwise provided herein; or

(b) proceed to close the transactions contemplated by this Agreement.

If Purchaser elects to proceed to closing under Section 5.2(b), or if the estimated loss of value resulting from an actual or threatened condemnation is $16,500,000 or less, Purchaser shall purchase the Property in accordance with the terms hereof (without reduction in the Purchase Price) and Seller shall assign to Purchaser at the Closing all condemnation proceeds payable and still outstanding as a result of such condemnation (less Seller’s reasonable cost to secure the same) and the Purchase Price shall be reduced by the amount of any condemnation proceeds previously paid to Seller on account of such condemnation (less Seller’s reasonable cost to secure the same and less repair costs reasonably incurred by Seller with respect to such taking as documented to Purchaser’s reasonable satisfaction). Purchaser shall be deemed to have elected to proceed under this Section 5.2(b) unless, within twenty (20) Business Days of receipt by Purchaser of written notice from Seller (which notice shall reference this clause (b) and said twenty (20) Business Day period) of the condemnation or condemnation proceedings or threat of condemnation proceedings, Purchaser provides Seller with written notice that Purchaser elects to terminate this Agreement pursuant to Section 5.2(a).

5.3. Waiver of CC Section 1662. Seller and Purchaser each expressly waive the provisions of California Civil Code Section 1662 and any and all comparable statutory provisions and hereby agree that the provisions of Sections 5.1 and 5.2 hereof shall govern their obligations in the event of damage or destruction to the Real Property or condemnation of all or part of the Real Property.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS.

6.1. Seller’s Representations. Except as set forth in the Inspection Records, Seller makes the following representations and warranties, all of which (except for those representations and warranties made as of the Execution Date, which shall not be remade as of the Closing) shall be true and correct in all material respects as of the Closing. To the extent Purchaser has knowledge or is deemed to know prior to the date hereof that any of these representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Purchaser’s knowledge or deemed knowledge. Purchaser shall be deemed to know a representation or warranty is untrue, inaccurate or incorrect if any Inspection Record contains information which is inconsistent with such representation or warranty or otherwise discloses information that demonstrates that such representation or warranty is untrue, inaccurate or incorrect.

(a) Legal Existence. Seller is a limited liability company duly created, validly existing and in good standing under the laws of the State of Delaware.

(b) Authority. Seller has full right, power and authority and is duly authorized to enter into this Agreement, to perform each of the covenants and obligations on its part to be performed hereunder and to execute and deliver, and to perform its obligations under all documents required to be executed and delivered by it pursuant to this Agreement, and this Agreement constitutes the valid and legally binding obligation of Seller enforceable against Seller in accordance with its terms.

(c) Conflicts. Neither the execution, delivery or performance of this Agreement nor compliance herewith conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (1) the organizational documents of Seller, (2) any judgment, statute, law or any order, writ, injunction or decree of any court or governmental authority applicable to Seller or the Property, or (3) any material agreement or instrument to which Seller is a party or by which it or the Property is bound.

(d) Government Approvals. No authorization, consent or approval of any governmental authority (including courts) is required for the execution and delivery by Seller of this Agreement or the performance of its obligations hereunder.

(e) FIRPTA. Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986.

(f) Condemnation. As of the Execution Date, Seller has not received any written notice from any governmental or public authority and to the Seller’s knowledge, there are no existing, pending or threatened condemnation, eminent domain or similar proceedings in connection with the Property or any portion thereof.

(g) Agreements with Governmental Authorities. Seller (or its Affiliates) has not entered into any unrecorded commitments or agreements with any governmental or public authority affecting the Property that have not been disclosed to Purchaser prior to the Execution Date that would be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect. As used herein, “Material Adverse Effect” means a material adverse effect on title to or the use or operation of the Property, provided that the following, individually and in the aggregate, shall be excluded from the definition of Material Adverse Effect: (i) any change, event or effects arising out of or resulting from changes in or affecting (x) travel or hospitality generally, (y) travel or hospitality in Orange County, California or (z) the financial, banking, currency or capital markets in general, (ii) any change, event or effect resulting from the entering into or public announcement of the transactions contemplated by this Agreement, and (iii) any change, event or effect resulting from any act of terrorism, commencement or escalation of armed hostilities in the U.S. or internationally or declaration of war by the U.S, or the consequences of the foregoing.

(h) Security Deposits. Exhibit 6.1(h) sets forth all Tenant Deposits held by or on behalf of Seller under the Leases. Seller and its agents have held such Tenant Deposits in material compliance with law and the terms of the applicable Leases. To Seller’s knowledge, (i) Exhibit 1.1(d) attached hereto identifies all Leases and the information noted therein is complete and correct in all material respects, (ii) except as disclosed in such exhibit, there is no material default under any Leases and (iii) Seller has made available true and correct copies of all Leases to Purchaser.

(i) Personal Property. Upon payment in full of the Purchase Price, the execution and delivery of the Bill of Sale and Assignment, and Seller’s payment of the Existing Mortgage Loan encumbering the Property, all of Seller’s right, title and interest in and to the Personal Property will be transferred to Purchaser free and clear of all liens and encumbrances, except for Permitted Exceptions and for any liens approved by Purchaser in writing, provided that the Personal Property covered by the Equipment Leases will continue to be owned by the equipment lessors.

(j) Labor Matters.

(i) as of the Execution Date, except as set forth on Exhibit 6.1(j), no employees of Seller or an Affiliate of Seller or, to Seller’s knowledge, Manager, are represented by any labor union, labor organization or other employee group or association with respect to their employment at the Hotel, and, to the knowledge of Seller, there are no organizing activities, representation proceedings or demands for recognition or certification pending with regard to such persons;

(ii) except as set forth on Exhibit 6.1(j), and except as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect, there are, to Seller’s knowledge, no grievances, demands or arbitrations pending against Seller or an Affiliate of Seller or Manager under any collective bargaining agreement, memorandum of understanding or other labor-related contract, arrangement or understanding with respect to employees who work or worked at the Hotel; and

(iii) (a) neither Seller nor an Affiliate or, to Seller’s knowledge, Manager has effectuated a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act, or any similar state or local law (the “WARN Act”)) or a “mass layoff” (as defined in the WARN Act) involving employees working at the Hotel in the past two (2) years and (b) as of the Closing Date, not more than twenty-five (25) employees of Seller or its Affiliates at the Hotel will have experienced an “employment loss” (as defined in the WARN Act) in the past ninety (90) days.

(k) Property Contracts. To Seller’s knowledge, (i) Exhibit 1.1(f) attached hereto identifies all Property Contracts and the information noted therein is complete and correct in all material respects, (ii) except as disclosed in such exhibit, there is no material default under any Property Contract and (iii) Seller has made available true and correct copies of all Property Contracts to Purchaser.

(l) Litigation. Except as described on Exhibit 6.1(l) attached hereto, there are to Seller’s knowledge no actions, suits, or proceedings, pending or threatened with respect to the Property or Hotel, at law or in equity, or before any federal, state, municipal, or other governmental agency or instrumentality, which might result in any order, injunction, decree or judgment having a material adverse effect on the Property or Hotel, or Seller’s ability to perform its obligations hereunder.

(m) Compliance with Anti-Terrorism Laws. Neither Seller nor any person who owns a controlling interest in or otherwise controls Seller is (i) listed on the Specially Designated Nationals and Blocked Persons List or any other similar list maintained by the Office of Foreign Assets Control, Department of the Treasury, pursuant to any authorizing statute, Executive Order or regulation, (ii) a “specially designated global terrorist” or other person listed in Appendix A to Chapter V of 31 C.F.R., as the same has been from time to time updated and amended, or (iii) a person either (A) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or a person similarly designated under any related enabling legislation or any other similar Executive Orders.

(n) Compliance with Anti-Money Laundering Measures. Seller has taken measures as required by law to assure that with respect to each holder of a direct interest in Seller, funds invested by such holders in Seller, are derived from legal sources and such measures have been undertaken in accordance with Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq., and all applicable laws, regulations and government guidance in compliance therewith and on the prevention and detection of money laundering violations under 18 U.S.C. §§ 1956 and 1957.

Whenever a representation or warranty is made “to Seller’s knowledge”, or a term of similar import, the accuracy of such representation or warranty shall be based solely on the actual knowledge of Jonathan Kurnit, Jonathan Langer and Rick J. Romano. This Section 6.1 shall survive the Closing Date for the period and subject to the limitations set forth in Section 6.2 and shall not be deemed merged into any instrument of conveyance delivered at the Closing.

6.2. Indemnity; Survival; Limitation of Liability.

(a) Subject to the provisions of this Section 6.2, Seller hereby agrees to indemnify and hold harmless Purchaser, Purchaser’s Affiliates, Purchaser’s and Purchaser’s Affiliates’ shareholders, directors, officers, partners, members, limited liability company managers and the respective heirs, successors, personal representatives and assigns of all of the foregoing (each, a “Purchaser Party” and collectively, the “Purchaser Parties”) with respect to any and all suits, actions, proceedings, investigations, demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries, damages, expenses or costs, including, without limitation, reasonable attorneys’ and experts’ fees and costs of investigation and remediation costs (collectively, “Purchaser Claims”), whether direct or indirect, known or unknown, foreseen or unforeseen, that may exist or hereafter arise on account of or in any way be connected with a breach of any of Seller’s representations and warranties contained in this Agreement. The aforesaid indemnifications and the representations and warranties of Seller set forth in or made pursuant to this Agreement shall survive the Closing Date for a period of twelve (12) months and shall not be deemed merged into any instrument of conveyance delivered at the Closing, and no action or proceeding thereon shall be valid or enforceable, at law or in equity, if a legal proceeding is not commenced on or before such date. In no event shall the total liability of Seller under the aforesaid indemnity for any breach of a representation and/or warranty set forth in or made pursuant to this Agreement by Seller, in the aggregate, exceed Eight Million Two Hundred Fifty Thousand Dollars ($8,250,000) (the “Cap”), and Seller shall have no liability for consequential, indirect, exemplary or punitive damages resulting from any such breach. Seller shall have no liability for any Purchaser Claims resulting from any breach of any representation or warranty set forth herein except for the portion, if any, of such Purchaser Claims which, in the aggregate, are in excess of Three Million Three Hundred Thousand Dollars

($3,300,000). Notwithstanding the foregoing, if, prior to the Closing, Purchaser obtains actual knowledge that any representation and/or warranty of Seller is inaccurate or incorrect and Purchaser nonetheless proceeds with the Closing, Seller shall have no liability for any such inaccurate or incorrect representation or warranty. Purchaser’s actual knowledge as aforesaid will be limited to information obtained by either Laurence Geller, Steve Miller, Richard Moreau, Paul White or Paula Maggio. To the extent applicable, Purchaser agrees to first seek recovery under any insurance policies, the Title Policy and the Service Contracts prior to seeking recovery from Seller, and Seller shall not be liable to Purchaser if Purchaser’s claim is satisfied from such insurance policies, title policies or agreements.

(b) Notwithstanding any provision of this Agreement to the contrary, in no event shall (i) Seller’s aggregate liability to Purchaser for breach of any representation or warranty of Seller in this Agreement or the certificate to be delivered by Seller at Closing pursuant to Section 6.2(a), exceed the amount of the Cap, or (ii) Seller be liable for any consequential, indirect or exemplary damages of Purchaser or any punitive damages.

6.3. Purchaser’s Representations. Purchaser warrants and represents to Seller as follows:

(a) Legal Existence. Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

(b) Authority. Purchaser has full right, power and authority and is duly authorized to enter into this Agreement, to perform each of the covenants and obligations on its part to be performed hereunder and to execute and deliver, and to perform its obligations under all documents required to be executed and delivered by it pursuant to this Agreement, and this Agreement constitutes the valid and legally binding obligation of Purchaser enforceable against Purchaser in accordance with its terms; each of the individuals executing this Agreement on Purchaser’s behalf is authorized to do so.

(c) Litigation. There are no actions, suits or proceedings (including, but not limited to, bankruptcy) pending or, to the knowledge of Purchaser, threatened against Purchaser or affecting Purchaser which, if determined adversely to Purchaser, would adversely affect its ability to perform its obligations hereunder.

(d) Conflicts. Neither the execution, delivery or performance of this Agreement nor compliance herewith conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (1) the organizational documents of Purchaser, (2) any judgment, statute, law or any order, writ, injunction or decree of any court or governmental authority applicable to Purchaser, or (3) any agreement or instrument to which Purchaser is a party or by which it is bound.

(e) Governmental Approvals. No authorization, consent or approval of any governmental authority or public (including courts) is required for the execution and delivery by Purchaser of this Agreement or the performance of its obligations hereunder.

(f) Taxpayer I.D. Purchaser’s taxpayer identification number will be provided to Seller on or before Closing.

(g) Compliance with Anti-Terrorism Laws. Neither Purchaser nor any person who owns a controlling interest in or otherwise controls Purchaser is (i) listed on the Specially Designated Nationals and Blocked Persons List or any other similar list maintained by the Office of Foreign Assets Control, Department of the Treasury, pursuant to any authorizing statute, Executive Order or regulation, (ii) a “specially designated global terrorist” or other person listed in Appendix A to Chapter V of 31 C.F.R., as the same has been from time to time updated and amended, or (iii) a person either (A) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or a person similarly designated under any related enabling legislation or any other similar Executive Orders.

(h) Compliance with Anti-Money Laundering Measures. Purchaser has taken measures as required by law to assure that (i) funds to be used to pay the Purchase Price and (ii) with respect to each holder of a direct interest in Purchaser, funds invested by such holders in Purchaser, are derived from legal sources and such measures have been undertaken in accordance with the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq., and all applicable laws, regulations and government guidance on compliance therewith and on the prevention and detection of money laundering violations under 18 U.S.C. §§ 1956 and 1957.

(i) Purchaser Reliance. Purchaser is experienced in and knowledgeable about the ownership, management, leasing and purchase of commercial real estate and hotel properties, and has relied and will rely exclusively on its own consultants, advisors, counsel, employees, agents, principals and/or studies, investigations and/or inspections with respect to the Property, its tax or legal status, condition, value and potential. Purchaser agrees that, notwithstanding the fact that it has received certain information from Seller or its agents or consultants, Purchaser has relied solely upon and will continue to rely solely upon its own analysis and will not rely on any information provided by Seller or its agents or consultants, except solely for the representations or warranties in this Agreement or as provided in the closing documents.

(j) Compliance with Management Agreement. Purchaser is a “Qualified Person” as defined pursuant to the Management Agreement and is not an affiliate of (i) a hotel management entity which is a competitor of Manager or any of its affiliates in the management of hotels, (ii) a Person (as defined below) controlled by, or associated with, organized crime, or (iii) a repeat felon or a Person convicted of a capital crime. For the purposes of this Section 6.3(j), “Person” shall mean an individual (and the heirs, administrators, or other legal representatives of an individual), a partnership, a corporation, a government or any department or agency thereof, a trustee, a trust and any unincorporated organization.

Subject to the provisions of this Section 6.2, Purchaser hereby agrees to indemnify and hold harmless Seller, Seller’s Affiliates, Seller’s and Seller’s Affiliates’ members, directors, officers, partners, members, and limited liability company managers, and the respective heirs, successors, personal representatives and assigns of all of the foregoing (each, a “Seller Party” and collectively, the “Seller Parties”) with respect to any and all suits, actions, proceedings, investigations, demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries, damages, expenses or costs, including, without limitation, reasonable attorneys’ and experts’ fees and costs of investigation and remediation costs, whether direct or indirect, known or unknown, foreseen or unforeseen, that may exist or hereafter arise on account of or in any way be connected with a breach of any of Purchaser’s representations and warranties contained in this Agreement. Whenever a representation or warranty or other reference in this Agreement is made “to Purchaser’s knowledge” or a term of similar import, the accuracy of such representation or warranty and the satisfaction of such other reference shall be based solely on the actual knowledge of Laurence Geller, Steve Miller, Richard Moreau, Paul White or Paula Maggio. The representations and warranties of Purchaser as set forth in or made pursuant to this Agreement shall survive the Closing Date for a period of twelve (12) months and shall not be deemed merged into any instrument of conveyance delivered at the Closing, and no action or proceeding thereon shall be valid or enforceable, at law or in equity, if a legal proceeding is not commenced within that time. Purchaser shall have no liability for consequential, indirect, exemplary or punitive damages resulting from any breach of any representation or warranty or otherwise in connection with this Agreement.

6.4. Property Conveyed “As Is”. Other than as expressly set forth in Sections 6.1 and 9, Seller specifically disclaims any warranty, guaranty or representation of any kind or character, express or implied, with respect to the Property, including, but not limited to, warranties or representations as to matters of title, zoning, tax consequences, physical or environmental conditions, availability of access, ingress or egress, operating history or projections, valuation, governmental approvals, governmental regulations or any other matter or thing relating to or affecting the Property. Purchaser acknowledges it is a knowledgeable purchaser of real estate and that, except for Seller’s representations set forth in Sections 6.1 and 9, it is purchasing the Property solely in reliance on its own expertise and investigations and those of Purchaser’s agents and that, prior to the execution of this Agreement, Purchaser has had a full and complete opportunity to conduct such investigations, examinations, inspections and analysis of the Property as Purchaser, in its sole and absolute discretion, may determine, and will rely upon same. In consideration of the agreements of Seller herein, Purchaser expressly acknowledges that, other than as expressly set forth in this Agreement, Seller makes no representations or warranties, express or implied, or arising by operation of law, including, but not limited to, any warranty of value, condition, habitability, merchantability, marketability, profitability, suitability or fitness for a particular purpose or use of the Property. In consideration of the agreements of Seller in this Agreement, except as expressly provided for in this Agreement, Purchaser (i) acknowledges that, other than as set forth in this Agreement, it has not relied upon, either directly or indirectly, any representation or warranty of or any statements, information or other material provided by Seller or any agent of Seller, (ii) assumes the risk that adverse matters, including, but not limited to, adverse physical, financial and environmental conditions, may not have been revealed by Purchaser’s inspections and investigations, (iii) acknowledges that, other than as set forth in this Agreement, Seller is conveying to Purchaser and Purchaser is accepting the Property “AS IS, WHERE IS, WITH ALL FAULTS”, (iv) acknowledges and agrees that there are no oral agreements, warranties, or representations, collateral to or affecting the Property by Seller, any agent of Seller or any third party, and (v) acknowledges that, except as expressly set forth in this Agreement, Seller has not made an independent investigation or verification of the accuracy or completeness of any documents, studies, surveys, information or materials which were prepared by parties other than Seller and which were provided, or made available, to Purchaser or the methods employed by the preparers of such items. For purposes of this Agreement, the term “Hazardous Materials” means any substance which is or contains: (i) any “hazardous substance” as now or hereafter defined in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or any regulations promulgated thereunder; (ii) any “hazardous waste” as now or hereafter defined in the Recourse Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) or regulations promulgated thereunder; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.); (iv) gasoline, diesel fuel or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or nonfriable; (vi) polychlorinated biphenyls; (vii) radon gas; and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under “Environmental Requirements” (as defined below) or the common law, or any other applicable law related to the Property; and Hazardous Materials shall include, without limitation, any substance, the presence of which on a Real Property: (a) requires reporting, investigation or remediation under Environmental Requirements; (b) causes or threatens to cause a nuisance on such Real Property or adjacent property, or poses or threatens to pose a hazard to health or safety of persons on the Real Property or adjacent property; or (c) which, if emanated or migrated from such Real Property, could constitute a trespass. For purposes of this Agreement, the term “Environmental Requirements” means all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders and decrees now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities or any other political subdivisions in which the Real Property are located and any other political subdivision, agency or instrumentality exercising jurisdiction over Seller, any Real Property or the use of any Real Property relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil). The provisions of this Section 6.4 shall survive (i) the Closing and shall not be deemed merged into any instrument of conveyance delivered at the Closing or (ii) earlier termination of this Agreement. The parties acknowledge and agree that all understandings and agreements heretofore made between them or their respective agents or representatives regarding the purchase and sale of the Property are merged into this Agreement and the Exhibits and Schedules attached hereto, which alone fully and completely express their agreement, and that neither party is relying upon any statement, promise or representation by any other party unless such statement, promise or representation is specifically and expressly set forth in this Agreement or the Exhibits and Schedules attached hereto, or is subsequently expressly made by Seller in the closing documents or any other documents executed by Seller and delivered to Purchaser hereunder.

6.5. Release.

(a) Purchaser for itself and any successors and assigns of Purchaser, waives its right to recover from, and forever releases and discharges, and covenants not to sue, the Seller Parties with respect to any and all Purchaser Claims whether direct or indirect, known or unknown, foreseen or unforeseen, that may exist or hereafter arise on account of or in any way be connected with any of the Property or any of the matters described in Section 6.4 including, without limitation, the past, present or future physical, environmental, legal, financial and structural condition of any of the Property or any law or regulation applicable thereto; provided, however, Purchaser does not waive its rights, if any, to recover from, and does not release or discharge or covenant not to sue Seller or Seller Party for (i) any act of Seller that is found by a court of competent jurisdiction to constitute a breach of Seller’s obligations, covenants or representations or warranties (subject to the provisions of Section 6.2) set forth in this Agreement, (ii) any such Purchaser Claims resulting from the fraud of any Seller Party and (iii) any Purchaser Claims pursuant to Section 8.4.

(b) Except solely for actions commenced during the twelve (12) month period immediately following the Closing Date for a breach of Seller’s representations or warranties set forth in this Agreement (subject to the provisions of Section 6.2 and to the other limitations set forth herein) and for claims for breaches of Seller’s covenants hereunder that are brought within the applicable statute of limitations period (subject, in each case, to the limitations set forth herein), Purchaser hereby waives and agrees not to commence any action, legal proceeding, cause of action or suits in law or equity, of whatever kind or nature, directly or indirectly, against any of Seller, Seller’s Affiliates or Seller Parties or their agents in connection with the Purchaser Claims described above. Purchaser elects to and does assume all risk for such claims heretofore and hereafter arising, whether now known or unknown by Purchaser. To the extent permitted by law, Purchaser hereby agrees, represents and warrants that Purchaser realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Purchaser further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that, except for a breach of Seller’s representations, warranties, covenants or obligations hereunder, Purchaser nevertheless hereby intends to release, discharge and acquit Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which might in any way be included as a material portion of the consideration given to Seller by Purchaser in exchange for Seller’s performance hereunder. Without limitation of the foregoing, if Purchaser has actual knowledge of (i) a default in any of the covenants, agreements or obligations to be performed by Seller under this Agreement and/or (ii) any breach of or inaccuracy in any representation of Seller made in this Agreement, nonetheless elects to proceed to Closing, then, upon the consummation of the Closing, Purchaser shall be deemed to have waived any such default and/or breach or inaccuracy (solely to the extent that such default and/or breach or inaccuracy would have otherwise excused Purchaser’s obligation to proceed to Closing) and shall have no Purchaser Claim against Seller with respect thereto.

(c) WITH RESPECT TO THE RELEASES AND WAIVERS SET FORTH IN THIS SECTION 6.5, PURCHASER EXPRESSLY WAIVES THE BENEFITS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

PURCHASER HAS BEEN ADVISED BY ITS LEGAL COUNSEL AND UNDERSTANDS THE SIGNIFICANCE OF THIS WAIVER OF SECTION 1542 RELATING TO UNKNOWN, UNSUSPECTED AND CONCEALED CLAIMS. BY ITS INITIALS BELOW, PURCHASER ACKNOWLEDGES THAT IT FULLY UNDERSTANDS, APPRECIATES AND ACCEPTS ALL OF THE TERMS OF THIS SECTION 6.5.

Purchaser’s Initials

(d) The provisions of this Section 6.5 shall survive (i) the Closing and shall not be deemed merged into any instrument of conveyance delivered at the Closing or (ii) earlier termination of this Agreement.

6.6. Management Agreement. Purchaser acknowledges that the Hotel is being sold subject to the Management Agreement and agrees to assume all of the Seller’s obligations accruing after the Closing under the Management Agreement upon the consummation of the Closing. Purchaser further represents that it is a “Qualified Person”, as defined in the Management Agreement, and Seller agrees to give the required notices under the Management Agreement in connection with this transaction so as to permit the assignment to Purchaser. Seller agrees to use commercially reasonable efforts to obtain an estoppel certificate from Manager in the form required pursuant to Section 32.8 under the Management Agreement.

6.7. Golf Agreement Estoppel. Seller agrees to use reasonable efforts to obtain an estoppel certificate from CPH Resorts I, LLC in the form attached hereto as Exhibit 6.7 (the “Golf Agreement Estoppel Certificate”). Notwithstanding the foregoing, in no event shall Seller’s delivery of such Golf Agreement Estoppel Certificate to Purchaser be deemed a condition to Closing.

7. Conditions Precedent.

7.1. Conditions Precedent to Purchaser’s Obligations. Purchaser’s obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 7.1 on or before the Closing Date. Each condition may be waived in whole or in part only by written notice of such waiver from Purchaser to Seller.

(a) Seller performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Seller prior to or at the Closing.

(b) Subject to any disclosures set forth in the Inspection Records, all of the representations and warranties of such Seller set forth in this Agreement shall be true, accurate and complete in all material respects as of the Closing Date, except for those representations and warranties made as of the Execution Date.

(c) The Title Company’s issuance of a Title Policy or commitment to issue a Title Policy complying with the requirements of Section 3.3.

(d) Seller’s delivery of an estoppel certificate from Manager complying with the requirements of Section 6.6.

7.2. Conditions Precedent to Seller’s Obligations. Seller’s obligations under this Agreement are expressly subject to the timely fulfillment by Purchaser of the conditions set forth in this Section 7.2 on or before the Closing Date. Each condition may be waived in whole or part only by written notice of such waiver from Seller to Purchaser.

(a) Purchaser paying the Balance of the Purchase Price.

(b) Purchaser performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Purchaser prior to or at the Closing.

(c) On the Closing Date, all of the representations and warranties of Purchaser set forth in this Agreement shall be true, accurate and complete in all material respects, except as otherwise expressly designated herein.

7.3. Consequences of Failure of Condition. If any condition set forth in this Section 7 is not satisfied or waived on or prior to the Closing Date, then the party to this Agreement whose obligations are conditioned upon the satisfaction of such condition, so long as such party is not in default hereunder, may in its sole and absolute discretion terminate this Agreement by written notice delivered at or prior to the Closing Date. In the event of termination of this Agreement under this Section (except if such termination is on account of a Purchaser default), the Deposit shall promptly be returned to Purchaser and neither party shall have any further liability to the other under this Agreement, except for the surviving terms, it being understood that it shall not limit the parties’ rights under Article 10 of this Agreement.

8. Closing.

8.1. Closing Date. The closing shall take place at the office of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 at 1:00 P.M. (New York City time) or through an escrow closing or other customary closing arrangements reasonably acceptable to Seller and Purchaser (the “Closing”), on the first Business Day occurring on or after 60 days following the Execution Date (the “Closing Date”). Time shall be of the essence with respect to the parties’ obligations to consummate the transactions contemplated by this Agreement on the Closing Date.

8.2. Seller’s Deliveries. At or prior to the Closing, Seller shall deliver or cause to be delivered, at Seller’s sole expense pursuant to customary closing escrow arrangements reasonably satisfactory to Seller and Purchaser, each of the following items with respect to the Property:

(a) A grant deed (the “Deed”) duly executed and acknowledged by Seller, substantially in the form attached hereto as Exhibit 8.2(a), subject only to the Permitted Exceptions and together with the benefit of the matters referred to in Section 1.1(a).

(b) Two (2) duly executed and acknowledged original counterparts of a bill of sale and general assignment substantially in the form attached hereto as Exhibit 8.2(b).

(c) Two (2) duly executed and acknowledged original counterparts of the Assignment of Leases (including an assignment of all of Seller’s rights, if any, in the Tenant Deposits) substantially in the form attached hereto as Exhibit 8.2(c).

(d) Two (2) duly executed and acknowledged original counterparts of the Assignment of Bookings and Booking Deposits substantially in the form attached hereto as Exhibit 8.2(d).

(e) Two (2) duly executed and acknowledged original counterparts of the Assignment of Management Agreement substantially in the form attached hereto as Exhibit 8.2(e).

(f) Originals, or if originals are unavailable, copies of all the Leases, together with an accounting of all the Tenant Deposits. Delivery of the Leases may be effected by leaving them at the Property.

(g) A duly executed copy of a letter prepared in accordance with Section 8.8 hereof advising the tenants of the sale of the Property to Purchaser and directing that rents and other payments thereafter be sent or delivered to Purchaser, which letter may be delivered by Purchaser to the tenants.

(h) Two (2) duly executed copies of a non-foreign person affidavit in the form attached hereto as Exhibit 8.2(h) sworn to by Seller as required by Section 1445 of the Internal Revenue Code.

(i) A duly executed copy of a 1099-S form required by the Internal Revenue Service.

(j) An affidavit to the Title Company in the form of Exhibit 8.2(j) hereto relating to certain title matters, together with authorization and Seller entity documents requested by the Title Company.

(k) Originals, or if originals are unavailable, copies of all the Property Contracts and Permits and all other material documents in the possession of Seller or its property manager relating to the operation of the Property including all permits, licenses, approvals, plans, specifications, surveys, guaranties and warranties. Delivery of the Property Contracts may be effected by leaving them at the Property.

(l) Two (2) duly executed original counterparts of the Preliminary Closing Statement in accordance herewith.

(m) To the extent available, a certificate from the applicable state or local authority stating that all sales taxes, unemployment taxes, occupancy taxes and other similar taxes due and payable with respect to the Property have been paid through the date of the issuance of such certificate, and, if any such taxes have not been paid, the amount due and payable as of the date of issuance of the certificate; provided, however, if Seller is not able to obtain and deliver said certificate or if the certificate discloses that amounts are due, Seller shall indemnify Purchaser for all sales taxes, unemployment taxes, occupancy taxes and other similar taxes for the period of Seller’s use and occupancy of the Property for which Purchaser is assessed liability due to Seller’s failure to pay the same. The provisions of this Section 8.2(m) shall survive the Closing and shall not be deemed merged into any instrument of conveyance delivered at the Closing.

(n) A duly executed Non-Foreign Certificate, together with a Form 597-W.

(o) Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transaction which is the subject of this Agreement or which are otherwise required or contemplated by this Agreement.

8.3. Purchaser’s Deliveries. At or prior to the Closing, Purchaser shall deliver the following items to be transferred at the Closing pursuant to customary closing escrow arrangements reasonably satisfactory to Seller and Purchaser:

(a) By wire transfer (as adjusted in accordance with the provisions of this Agreement) of immediately available federal funds, the Balance of the Purchase Price.

(b) Two (2) duly executed original counterparts of Seller’s deliveries set forth in each of Section 8.2(b), 8.2(c), 8.2(d), 8.2(e), 8.2(f), 8.2(j), and 8.2(l).

(c) Two (2) duly executed original counterparts of the assignment agreement required pursuant to Section 23.1(a) of the Management Agreement (the

“Assignment of Management Agreement”) substantially in the form attached hereto as Exhibit 8.2(e), executed by Purchaser, whereby Purchaser agrees to be bound by the terms of the Management Agreement.

(d) A duly executed original of the California Preliminary Change of Ownership Report.

(e) Such evidence, certificates or documents as may be reasonably required by the Title Company relating to the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with the purchase of the Property.

(f) Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transaction which is the subject of this Agreement or which are otherwise required or contemplated by this Agreement.

8.4. Costs and Prorations.

(a) Closing Costs. Purchaser, on the one hand, and Seller, on the other hand, shall each pay their own legal fees related to the negotiation and preparation of this Agreement and all documents required to consummate the transaction contemplated hereby. Seller shall pay (i) all recording fees associated with Seller Encumbrances, (ii) any prepayment penalties on mortgage debt encumbering the Property, (iii) the premium for the CLTA standard coverage portion of the Title Policy, and (iv) and all city, state and county transfer taxes and documentary fees and similar amounts relating to the conveyance of the Property from Seller to Purchaser. Purchaser shall pay (i) all costs associated with its due diligence, including, without limitation, the cost of appraisals, architectural, engineering, credit and environmental reports, (ii) all mortgage taxes, (iii) all recording fees (other than to discharge Seller Encumbrances), (iv) all sales and use taxes applicable to the sale of the Personal Property, (v) the premium for the ALTA extended coverage portion of the Title Policy and all endorsements thereto, (vi) all survey costs, and (vii) the costs of title search and examination with respect to the Property. Purchaser and Seller shall each pay fifty percent (50%) of any escrow charges of Escrow Agent related to the Deposit and the Closing. All other customary purchase and sale closing costs shall be paid by Seller or Purchaser in accordance with the custom in the jurisdiction of Laguna Niguel, California.

(b) Prorations. The following shall be prorated between Seller and Purchaser as of the Cut-Off Time:

(i) All real estate taxes, water or sewer charges and general or special assessments on the Real Property, or any other governmental tax or charge levied or assessed against the Property. If the Closing shall occur before the actual amounts payable are known, then apportionment shall be based on the most recently ascertainable tax rates and assessed value of the Property. Seller shall be responsible for all such taxes that are allocable to any period prior to the Closing Date and Purchaser shall be responsible for all such taxes allocable to any period from and after the Closing Date. If any taxes or assessments relating to the period prior to the Closing are paid in installments, then Seller shall pay on or before the Closing Date any remaining installments with respect to such taxes or assessments that are allocable to any period prior to the Closing Date. Seller and Purchaser agree that to the extent the actual taxes for the current year differ from the amount so apportioned at Closing, the parties hereto will within thirty (30) days after receipt of a request from Purchaser or Seller, as applicable, make all necessary adjustments by appropriate payments between themselves promptly following the Closing. If, as of the Closing Date, Seller is protesting or has notified Purchaser, in writing, that it has elected to protest any taxes for the Property, then Purchaser agrees that Seller shall have the right (but not the obligation), after the Closing Date, to continue such protest; provided, however, Seller shall not protest or contest any taxes for the tax period in which the Closing occurs or thereafter. Purchaser further agrees to cooperate (without material cost or liability) with Seller and execute any documents requested by Seller in connection with such protest. In connection with its protest Seller shall not enter into any agreement which would increase the taxes for the Property from and after the Closing Date as part of such protest. As to the Property, any tax savings received (“Tax Refunds”) for the relevant tax year under any protest, whether filed by Seller or Purchaser, shall be prorated between the parties based upon the number of days, if any, Seller and Purchaser respectively owned the Real Property during such relevant tax year and any payment of Tax Refunds to the non-protesting party shall be net of any fees and expenses payable to any third party for processing such protest, including attorneys’ fees. Seller shall have the obligation to refund to any tenants in good standing as of the date of such Tax Refund any portion of such Tax Refund paid to Seller which may be owing to such tenants, which payment shall be paid to Purchaser within fifteen (15) business days of delivery to Seller by Purchaser of written confirmation of such tenants’ entitlement to such Tax Refunds. Purchaser shall have the obligation to refund to tenants in good standing as of the date of such Tax Refund, any portion of such Tax Refund paid to it which may be owing to such tenants. Seller and Purchaser agree to notify the other in writing of any receipt of a Tax Refund within fifteen (15) business days of receipt of such Tax Refund. To the extent either party obtains a Tax Refund, a portion of which is owed to the other party, the receiving party shall deliver such portion of the Tax Refund to the other party within fifteen (15) business days of its receipt. If Purchaser or Seller fail to pay such amount(s) to the other as and when due, such amount(s) shall bear interest from the date any such amount is due to Seller or Purchaser, as applicable, until paid at the lesser of (a) twelve percent (12%) per annum and (b) the maximum amount permitted by law. The obligations set forth herein shall survive the Closing and Purchaser agrees that, as a condition to the transfer of the Property by Purchaser, Purchaser will cause any transferee to assume the obligations set forth herein to the extent any protest by Seller is pending at the time of such transfer.

(ii) All fixed and additional rentals under the Leases, including, without limitation, any percentage rent, additional rent or escalation charges or reimbursements for real property taxes, operating expenses, electricity, other utilities or other charges, and the Tenant Deposits, in each case as and when actually received. Seller shall deliver or provide a credit in an amount equal to all prepaid rents for periods after the Closing Date and all unapplied Tenant Deposits (other than letters of credit and guarantees). Rents (including operating expense, tax and insurance charges payable by tenants) which are delinquent as of the Closing Date shall not be prorated on the Closing Date and all rights thereto shall be retained by Seller, who reserves the right (subject to this Section 8.4(b) and subject to the limitation that Seller shall not have the right to bring or maintain any action to either dispossess any tenant that is in possession or terminate any of the Leases) to collect and retain such delinquent rents. Purchaser agrees to use reasonable efforts to cooperate with Seller in Seller’s efforts to collect such rents (but not including joining in any legal action instituted by Seller or spending any money or incurring any expenses in order to do so). To the extent Purchaser receives payments on or after the Closing Date from a tenant that was delinquent at the Closing, such payments shall be applied as follows: (1) first, to the calendar month in which the Closing occurs (the “Closing Month”); (2) second, to the month immediately preceding the Closing Month; (3) third, to the month immediately succeeding the Closing Month; (4) fourth, to the month immediately preceding the month specified in clause (2); (5) fifth, to the month immediately succeeding the month specified in clause (3); (6) sixth, the month preceding the month specified in clause (4); and (7) thereafter, to all remaining months succeeding the month specified in clause (5). Purchaser shall remit to Seller any such rent it is owed within five (5) Business Days after its Receipt.

(iii) To the extent Property Contracts are not terminated pursuant to Section 4.3, (1) Seller shall be credited for sums prepaid by Seller under the Property Contracts, (2) Purchaser shall be credited for any amounts which as of Closing are due or accrued and relate to the period prior to Closing and (3) Purchaser and Seller shall prorate any amounts prepaid by the counterparty to any Property Contract (including, without limitation, prepaid bonuses or decorating allowances paid to Seller with respect to laundry or other similar ancillary leases or agreements) over the term of the Property Contract. Notwithstanding the foregoing, in no event shall Purchaser receive a credit for any portion of the Operator’s Fee-Bonus (as defined in the Management Agreement) paid pursuant to the Management Agreement.

(iv) Seller shall perform, or cause to be performed, an accounting of cash on hand at the Property (i.e., in-house banks and petty cash, including till money, and, to the extent same are the property of Seller, vending machines and pay telephones) and all cash and cash equivalents held in respect of the Management Agreement and the Existing Mortgage Loan (such as escrows for taxes, insurance, etc.) in the presence of a representative of Purchaser. Purchaser shall retain all amounts required to be held pursuant to the terms of the Management Agreement while all other cash on hand at the Property and cash and cash equivalents held solely in respect of the Existing Mortgage Loan shall be retained by Seller. Notwithstanding the foregoing, Seller shall receive a credit for all amounts Purchaser retains pursuant to this Section 8.4(b)(iv) less any amounts held in the Reserve established pursuant to the Management Agreement, it being agreed and understood that Purchaser shall receive the rights to such Reserve without cost to it.

(v) Advance deposits, if any, under the Bookings and all tour and travel agent commissions paid for guest completing their stays prior to Closing shall be retained by and be the sole responsibility of Seller, and Purchaser shall receive a credit for advance deposits, if any, under the Bookings to the extent any Bookings relate to a period after the Closing. In consideration for any and all outstanding gift certificates, vouchers and other similar items (each, a “Gift Certificate”) entitling persons to complimentary or discounted rooms, food, beverages, spa treatments or other goods or services consumed or provided at the Hotel (other than those Gift Certificates entitling persons to a free stay at the Hotel for more one or more nights), Purchaser shall receive a credit in an amount equal to Five Hundred Thousand Dollars ($500,000.00), and Seller shall have no other liability or obligation in respect thereof. With respect to Gift Certificates entitling persons to a free stay at the Hotel for one or more nights, Purchaser shall receive a credit in an amount equal to One Hundred Dollars ($100.00) for each night of hotel room accommodation at the Hotel provided in such Gift Certificate that is not redeemed as of the Closing and that remains redeemable from and after the Closing Date.

(vi) All accrued compensation and benefits (including, without limitation, vacation benefits) payable to Hotel Employees attributable to the period prior to Closing, shall be debited to Seller. For the avoidance of doubt and notwithstanding anything to the contrary elsewhere in this Agreement, as to any severance obligations to Hotel Employees, Seller shall remain obligated for any such payments due and payable due to Seller’s actions in terminating any such employee prior to Closing. Similarly, Purchaser shall be liable for any severance obligations arising due to terminations of Property employees which occur after Closing. For purposes of this Agreement, “termination” shall be defined as loss of employment.

(vii) To the extent that with respect to electricity, telephone, television, gas, water and sewer services which are metered and other utilities, Seller shall use reasonable efforts to have the respective companies providing such utilities read the meters on or immediately prior to the Cut-Off Time. Seller shall be responsible for all charges based on such final meter readings and Purchaser shall be responsible for all charges thereafter. To the extent such meters are not read and final bills rendered as of the Cut-Off Time, such charges with respect to the Property shall be prorated effective as of the Cut-Off Time utilizing an estimate of such charges reasonably approved by both Purchaser and Seller based on prior utility bills, unless Seller elects to close its own applicable account as of the Cut-Off Time, in which event Purchaser shall open its own account as of the Closing Date and the respective charges shall not be prorated, and, if Seller does not close its own applicable account, any deposits or credits with respect to the foregoing services will be credited to Seller. Upon the taking of a subsequent actual reading, such apportionment shall be adjusted to reflect the actual rate for the billing period in which the date of Closing falls, and Seller, or Purchaser, as the case may be, shall promptly deliver to the other the amount determined to be due upon such adjustment.

(viii) At the Closing, Seller will sell to Purchaser, and Purchaser will purchase from Seller, in addition to the Purchase Price for the Property all Food and Beverage Inventory (other than loose bottles of wine or liquor (whether opened or unopened) that are not in closed cases, which loose bottles shall remain on the Property and shall be excluded from the prorations for all purposes (such loose bottles being referred to as the “Excluded Liquor”)) at the Property at Seller’s actual cost as disclosed by Sellers’ books; provided, however, if no cost is ascertainable with respect to a particular component of the Food and Beverage Inventory on Sellers’ books, the first in, first out method of valuation will be used. The purchase price of all Food and Beverage Inventory (other than the Excluded Liquor) will be determined by an actual inventory of all Food and Beverage Inventory taken the day preceding the Closing Date (or such other date as the parties hereto may reasonably agree upon) and will be paid to Seller at Closing in a credit to Seller on Purchaser’s and Seller’s closing statements in the computation of adjustments and prorations on the Closing Date. The closing inventory will be conducted jointly by representatives of Purchaser and Seller. Purchaser will pay for (a) all unopened cases, boxes or other containers of Food and Beverage Inventory (other than the Excluded Liquor), (b) all unopened individual items of Food and Beverage Inventory (other than the Excluded Liquor), and (c) to the extent permitted by applicable law, all other unopened Food and Beverage Inventory and similar unused perishables usable in the ordinary course of the operation of the Property (other than the Excluded Liquor). “Food and Beverage Inventory” means all saleable inventory of food and beverages owned by Seller or by Manager on behalf of Seller, and located at the Property, and used in the operation of any restaurant, cafe, bar or other food service operation within the Property. Notwithstanding the foregoing, Food and Beverage Inventory shall exclude all Liquor License Assets to be sold pursuant to any liquor license asset purchase agreement.

Representatives of Seller and Purchaser shall make such inventories, examinations and audits of Seller, and of the books and records of Seller, as may be necessary to make the adjustments and prorations required under this Agreement. Prior to Closing, representatives of Purchaser and Seller shall jointly prepare a statement (the “Preliminary Closing Statement”) based upon such preliminary inventories, audits and examinations which will show the net amount due to Seller or Purchaser as the result thereof, and that net amount will be added to, or deducted from, the Purchase Price. Within sixty (60) days following the Closing, representatives of Purchaser and Seller shall prepare a revised statement (the “Final Closing Statement”, and together with the Preliminary Closing Statement, collectively, the “Closing Statements”) setting forth the final determination of all items to be included in the Closing Statements, and any necessary payment shall be made within thirty (30) days after completion of such Final Closing Statement, provided that any items then still not ascertainable shall be adjusted at such time as they are ascertainable, it being understood that any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and re-prorated when the information is available but in no event later than twelve (12) months following the Closing Date. The provisions of this Section 8.4 (subject to the provisions of Section 8.4(b)(i)) shall survive the Closing for a period of twelve (12) months and shall not be deemed merged into any instrument of conveyance delivered at the Closing.

Purchaser and Seller acknowledge and agree that, except as otherwise expressly provided herein, the purpose and intent of the provisions set forth in this Section 8.4 and elsewhere in this Agreement as to prorations and apportionments is that Seller shall bear all expenses of the ownership and operation of the Property (for which buyers and sellers of hotels in Orange County, California would customarily prorate or apportion) and shall receive all income therefrom accruing through the Cut-Off Time and Purchaser shall bear all such expenses and receive all income accruing thereafter. Any revenues and/or expenses affecting the Property that are not otherwise specifically addressed in Section 8.4(b) shall be apportioned consistently with the foregoing provisions. Purchaser and Seller further acknowledge and agree that the apportionments as to the Hotel in this Section 8.4 shall be prepared, to the extent applicable and not otherwise expressly provided herein, in accordance with the current edition of the Uniform System of Accounts for Hotels.

8.5. Guest Ledger Receivables. In addition to the items set forth in Section 8.4, Seller shall receive a credit for all guest ledger receivables, i.e., those receivables from transient guests then in occupancy for their then period of occupancy, as of 11:59 p.m. on the day preceding the Closing (the ”Cut-Off Time”); provided, however, that Seller and Purchaser shall each receive 50% of such amount of transient guest receivables for the full night preceding the time of Closing (provided, further, however, that 100% of all guest ledger receivables relating to the night beginning on the day of Closing shall belong to Purchaser). Seller shall also receive such income and shall be charged the expenses attributable to any other revenue sources at the Hotel, including, without limitation, telephone, parking, restaurant and bar revenue, until the Cut-Off Time, and the income and expenses attributable to the restaurant or bar facilities which remain open after the Cut-Off Time until such facilities are closed on the date of the Closing.

8.6. Other Receivables. Purchaser shall purchase all Miscellaneous Accounts Receivable (as defined below) for the Property outstanding as of the Cut-Off Time in an amount equal to 95% of the aggregate amount thereof, and Seller shall receive a credit at Closing for such amounts, and after the Close of Escrow Purchaser shall be entitled to all collections for such Miscellaneous Accounts Receivable. After receipt of such credit, Seller shall take no steps or actions to collect such Miscellaneous Accounts Receivable. For the purpose of this Agreement, “Miscellaneous Accounts Receivable” shall mean all accounts receivable other than the guest ledger receivables, income and charges described in Section 8.5 above and tenant receivables described in Section 8.4 above.

8.7. Insurance Premiums. Subject to Section 5.1, the Insurance Policies shall not be assigned to Purchaser, and there shall be no apportionment with respect to any insurance premiums due thereunder.

8.8. Notice to Tenants. Seller covenants and agrees to execute, at the Closing, a written notice of the acquisition of the Property by Purchaser, in sufficient copies for transmittal to all tenants affected by the sale and purchase of the Property and properly addressed to all such tenants. Such notice shall be prepared by Seller in the form attached hereto as Exhibit 8.8, shall notify the tenants of the sale and transfer and shall contain appropriate instructions relating to the payment of future rentals, the giving of future notices, and other matters reasonably required by Purchaser or required by law. Unless a different procedure is required by applicable law, in which event such laws shall be controlling, Purchaser agrees to transmit or otherwise deliver such letters to the tenants, with copies thereof to Seller, promptly after such Closing.

8.9. Records. For a period of five (5) years following the Closing Date, Purchaser shall retain, and allow Seller and its representatives reasonable access to review, all documents relating to the Property for the period of Seller’s ownership or operation thereof reasonably requested by Seller, provided, that any such review shall take place at the Property or such other site in Orange County, California, as designated by Purchaser and in the presence of a representative of Purchaser. The provisions of this Section 8.9 shall survive the Closing and shall not be deemed merged into any instrument of conveyance delivered at the Closing.

9. Advisory Fee. If and when, but only if and when, the Closing is completed and the Purchase Price is paid in full, Seller shall be obligated to pay an advisory fee to Goldman, Sachs & Co. and Hodges, Ward and Elliott, Inc. (the “Advisors”) pursuant to a separate agreement between Seller and each Advisor. Such fees shall be paid in full at the Closing. Purchaser shall have no obligation whatsoever to make any payment to the Advisors in connection with the purchase and sale of the Property. Seller and Purchaser represent and warrant to each other that no other advisory fee, brokerage fee or real estate commission is or shall be due or owing to any party other than the Advisors in connection with this transaction based on any action or contact by such party, and Seller and Purchaser hereby agree to indemnify and hold the other harmless from any and all loss, liability, claim, cause of action, damage, cost or other expense of any nature whatsoever, including, without limitation, reasonable attorneys’ fees and expenses, resulting from a breach of such representation and warranty. The provisions of this Section 9 shall survive (i) the Closing and shall not be deemed merged into any instrument of conveyance delivered at the Closing or (ii) earlier termination of this Agreement.

10. Termination And Default.

10.1. PURCHASER’S DEFAULT; LIQUIDATED DAMAGES – DEPOSIT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF THE CLOSING AND THE TRANSACTION CONTEMPLATED HEREBY ARE NOT CONSUMMATED AS A RESULT OF PURCHASER’S DEFAULT HEREUNDER, SELLER SHALL AS ITS SOLE AND EXCLUSIVE REMEDY BE ENTITLED TO TERMINATE THIS AGREEMENT BY PROVIDING WRITTEN NOTICE TO PURCHASER AND RETAIN THE DEPOSIT AS SELLER’S LIQUIDATED DAMAGES AND SUCH AMOUNT SHALL, SUBJECT TO THE PROCEDURES SET FORTH IN SECTION 13, PROMPTLY BE PAID TO SELLER BY ESCROW AGENT AND NEITHER PARTY SHALL HAVE ANY FURTHER OBLIGATIONS HEREUNDER TO THE OTHER. THE PARTIES AGREE THAT IT WOULD BE EXTREMELY IMPRACTICABLE AND DIFFICULT TO

ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF PURCHASER’S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE EXECUTION DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. NOTWITHSTANDING THE FOREGOING, THIS PROVISION SHALL NOT WAIVE OR AFFECT PURCHASER’S INDEMNITY OBLIGATIONS UNDER SECTION 4.1 OF THIS AGREEMENT, WHICH EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT.

Seller’s Initials:              Purchaser’s Initials:

10.2. Seller’s Default. In the event the Closing and the transaction contemplated hereby is not consummated as a result of Seller’s default hereunder, Purchaser may, at its election and as its sole and exclusive remedy at law or in equity, either (a) terminate this Agreement by giving written notice to Seller, in which case the Deposit shall, subject to the procedures set forth in Section 13, promptly be returned to Purchaser by Escrow Agent and Seller shall reimburse Purchaser for its reasonable out of pocket costs (but in no event shall such reimbursement for out of pocket costs exceed Fifty Thousand Dollars ($100,000)) in connection with entering into this Agreement and its preparation for the acquisition of the Hotel or (b) sue for specific performance of this Agreement, provided that (i) all conditions to Seller’s obligation to consummate the transactions herein contemplated shall have been satisfied and (ii) Purchaser shall have commenced such suit within forty-five (45) days following the Closing Date. Purchaser hereby waives its right to collect all other damages, rights and remedies, and agrees that the foregoing shall be Purchaser’s sole and exclusive remedy in the event of any default by Seller hereunder, except in connection with matters that survive the Closing. Seller shall not be considered to be in default if Seller has cured any such default by the Closing Date.

10.3. Survival. The provisions of this Section 10 shall survive (i) the Closing and shall not be deemed merged into any instrument of conveyance delivered at the Closing or (ii) earlier termination of this Agreement.

11. Employment and Employee Benefit Matters.

11.1. Hotel Employees.

(a) Purchaser acknowledges that all employees at the Property (“Hotel Employees”) are employed by Manager and that Manager maintains sole and absolute control over the hiring, firing and day-to-day control of such Hotel Employees pursuant to the Management Agreement.

(b) As between Seller and Purchaser, not later than three (3) days prior to the Closing Date, Seller shall provide the Purchaser a true and accurate accounting of each Hotel Employee’s compensation and other benefits (including, without limitation, wages, payroll taxes, accrued but unused vacation, severance compensation, and any other compensation payable, whether or not under any contract or employee benefit plan (as defined in Section 3.3 of the Employee Retirement Income Security Act) maintained by Seller or Manager payable to, or earned or accrued in respect of, all Hotel Employees (including any beneficiaries thereof) (“Hotel Benefit Plans”) for the period ending on the Cut-Off Time.

(c) Purchaser shall receive a credit against the Purchase Price for the sum equal to the aggregate amount of all such compensation and other benefits, including payroll taxes due in connection therewith, for Hotel employees as of the Closing Date. Purchaser agrees to be responsible for, and to indemnify, defend and hold Seller harmless from, all costs and expenses of such compensation and other benefits for all Hotel employees, including payroll taxes due in connection therewith, provided, however, that Purchaser shall only be liable for such costs and expenses that are attributable to the period prior to the Cut-Off Time to the extent of the credit received by Purchaser.

(d) Seller shall be responsible for the payment of any final award, judgment rendered, or settlement reached, and shall indemnify Purchaser for any cost it incurs in connection with any such award, judgment or settlement or with any proceeding in which any Employee Claim is made against Purchaser by any Hotel Employee, with respect to any claims, demands, actions or administrative proceedings (collectively, “Employee Claims”) brought (whether before or after the Closing Date) by any of the Hotel Employees, but only for that portion of the Employee Claims relating to events which occurred prior to the Closing Date.

(e) Notwithstanding the foregoing, Purchaser and/or or Manager shall be responsible for providing health care continuation coverage under Section 4980B of Title 26 of the United States Code after the Closing Date with respect to all Hotel Employees after the Cut-Off Time. Purchaser and/or Manager shall also be responsible for the payment of all compensation and for providing benefits, accruing under Purchaser’s employment compensation and benefit programs, with respect to all Hotel Employees after the Cut-Off Time.

11.2. WARN Act. By this Agreement, Purchaser agrees to request that Manager shall continue to employ immediately after Closing those Hotel employees as were working at the Hotel prior to the Closing Date. Accordingly, it is contemplated that the provisions of the WARN Act and of California Labor Code Section 1400 et seq. shall not be applicable to this transaction. Purchaser therefore agrees to indemnify, defend and hold Seller harmless from and against any damages that may be incurred by, or asserted against Seller arising out of or relating to Purchaser’s failure, if any, to comply with WARN or California Labor Code Section 1400 et seq. with respect to Hotel employees in connection with the transactions described in this Agreement.

11.3. Indemnification. Purchaser agrees to indemnify, defend and hold Seller and Seller’s Affiliates harmless from and against any and all damages which any of them may sustain by reason of, or arising out of, or resulting from Purchaser’s failure to discharge any of the obligations and liabilities of Purchaser under Sections 11.1, 11.2, 11.3, 11.4, 11.5 and 11.6 of this Agreement.

11.4. Cooperation. Purchaser and Seller agree to cooperate reasonably with each other to the extent legally permissible in the defense of any claims brought by or on behalf of Employees or former employees against Seller or Purchaser. Such cooperation shall include, but not be limited to, providing: (i) workers compensation claims processing; (ii) access to and copying of personnel and I-9 records to the extent legally permissible; and (iii) for the availability of employees for such matters as interviews and depositions.

11.5. Release of Employee Personnel Records. Prior to Closing, Purchaser or an Affiliate of Purchaser shall identify to Seller, in writing, the employee personnel records that Purchaser or its Affiliate intends to access, copy, or obtain from Seller. Subject to applicable law, Seller shall permit Purchaser or its Affiliate to access or copy, or shall transfer to Purchaser or its Affiliate, as applicable, the employee personnel records so identified by Purchaser, or its Affiliate in a manner so as to preserve the confidentiality of such records. Purchaser and its Affiliates shall maintain the privacy of such records in accordance with applicable laws. Notwithstanding anything to the contrary contained in this Agreement, Purchaser agrees to indemnify, defend and hold Seller harmless from and against any and all damages, which Seller may sustain at any time relating to Purchaser’s use of such records in violation of applicable law, or Seller’s permitting access to or copying of any such employee personnel record by Purchaser. The provisions of this Section 11.5 shall survive (i) the Closing and shall not be deemed merged into any instrument of conveyance delivered at the Closing or (ii) the termination of this Agreement.

11.6. Third Party Rights. Nothing in this Article XI shall create any third-party beneficiary rights for the benefit of any Hotel Employees.

11.7. Survival. This Article XI shall survive the Closing and shall not be deemed merged into any instrument of conveyance delivered at the Closing.

12. Miscellaneous.

12.1. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and this Agreement supersedes all prior discussions, understandings or agreements between the parties, each of which remains in full force and effect, shall survive the Closing Date and shall not be deemed merged into any instrument of conveyance delivered at the Closing. All Exhibits and Schedules attached hereto are a part of this Agreement and are incorporated herein by reference.

12.2. Binding On Successors and Assigns. Subject to Section 12.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12.3. Assignment by Purchaser. Upon notice to Seller at least three (3) Business Days prior to the Closing Date, Purchaser may assign its rights under this Agreement without Seller’s consent to any Affiliate of Purchaser, but such Affiliate shall make no further assignment of this Agreement without Seller’s prior written consent, and such Affiliate shall expressly assume all obligations of Purchaser under this Agreement. Purchaser shall provide a copy of the instrument effecting such assignment to Seller. In addition, Purchaser may designate, on not less than five (5) Business Days’ notice to Seller prior to Closing, an Affiliate taxable REIT subsidiary to receive certain of the assignments and transfers provided for in this Agreement, it being agreed that without such notice (x) the Bill of Sale and General Assignment shall assign the items listed in subsection (iii) thereof (other than the Golf Agreement) to DTRS Laguna, L.L.C, and (y) the Assignment of Bookings and Booking Deposits and the Assignment and Assumption of Management Agreement shall be assigned to DTRS Laguna, L.L.C. Notwithstanding any such assignment of this Agreement by Purchaser, Purchaser shall remain jointly and severally liable under the terms of this Agreement. As used herein, “Affiliate” means any entity controlled by, controlling, or under common control with Purchaser, and the various uses of the word “control” mean the ability to direct the decisions or actions of the entity in question, provided that in no event shall Seller and Purchaser be deemed an affiliate of each other.

12.4. Waiver. The excuse or waiver of the performance by a party of any obligation of the other party under this Agreement shall only be effective if evidenced by a written statement signed by the party so excusing or waiving. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Seller or Purchaser of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

12.5. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed under the internal laws of the State of California, without regard to the principles of conflicts of law.

The parties hereto acknowledge and agree that all disputes arising, directly or indirectly, out of or relating to this Agreement, and all actions to enforce this Agreement, shall be dealt with and adjudicated only in the state courts of the State of California or the Federal courts sitting in the State of California. The parties hereto hereby expressly and irrevocably submit to the jurisdiction of such courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Agreement. To the extent permitted under the applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Agreement, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon the parties hereto in any such court.

Provided that service of process is effected upon a party in one of the manners hereafter specified in this Agreement or as otherwise permitted by law, that party irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense or otherwise, (a) any objection which it may have or may hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court as is mentioned in the previous paragraph, (b) any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum, or (c) any claim that it is not personally subject to the jurisdiction of the above-named courts. Provided that service of process is effected upon a party in one of the manners specified in this Agreement or as otherwise permitted by law, that party agrees that a final non-appealable judgment of any such court of competent jurisdiction shall be conclusive and binding upon that party and may, so far as it is permitted under the applicable law, be enforced in the courts of any state or any Federal court and in any other courts to the jurisdiction of which that party is subject, including, without intending any limitation as to that party, the courts of the State of California by a suit upon such judgment and that party will not assert any defense, counterclaim, or set off in any such suit upon such judgment.

The parties hereto agree to execute, deliver and file all such further instruments as may be necessary under the laws of the State of California, in order to make effective the consent of the parties hereto to jurisdiction of the courts of the State of California and the Federal courts sitting in the State of California.

Provided that service is made in accordance with this Section or otherwise as permitted by law, each of Purchaser and Seller irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and agrees that such service (a) shall be deemed in every respect effective service of process upon Purchaser and Seller in any such suit, action or proceeding and (b) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to Purchaser and Seller.

Nothing in this Agreement shall affect the right of the parties hereto to serve process in any manner permitted by law.

12.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. The submission of a signature page transmitted by facsimile (or similar electronic transmission facility) shall be considered as an “original” signature page for purposes of this Agreement so long as the original signature page is thereafter transmitted by mail or by other delivery service and the original signature page is substituted for the facsimile page in the original and duplicate originals of this Agreement.

12.7. Notices. All notices, demands and other communications required or permitted hereunder shall be in writing, personally delivered or mailed by first-class registered or certified mail, return receipt requested, postage prepaid or delivered by Federal Express or another nationally recognized overnight commercial courier against receipt, or sent by facsimile providing that a confirming copy is simultaneously sent by Federal Express or other nationally recognized overnight commercial courier:

(i) if to Seller at:

SHC Laguna Niguel I LLC

c/o Rockwood Realty Associates

555 Fifth Avenue, 3rd Floor

New York, NY 10017

Attention: Jonathan Kurnit

Facsimile: (212) 286-0477

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: Anthony J. Colletta, Esq.

Facsimile: (212) 558-3588

if to Purchaser at:

Strategic Hotel Capital, Inc.

77 West Wacker, Suite 4600

Chicago, Illinois 60601

Attention: General Counsel

Facsimile: (312) 658-5799

with a copy to:

Perkins Coie LLP

131 South Dearborn Street, Suite 1700

Chicago, Illinois 60603-5559

Attention: Phillip Gordon, Esq.

Facsimile: (312) 324-9400

Such notice shall be deemed given on the date of receipt by the addressee or the date receipt would have been effectuated if delivery were not refused. Each party may designate a new or additional address by written notice to the other in accordance with this Section 12.7. The inability to deliver a notice because of a changed address of which proper notice was not given shall be deemed a refusal of such notice.

12.8. Attorneys’ Fees. In the event of a judicial or administrative proceeding or action by Seller against Purchaser or Purchaser against Seller with respect to the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable costs and expenses including, without limitation, reasonable attorneys’ fees and expenses, whether at the investigative, pretrial, trial or appellate level. The prevailing party shall be determined by the court based upon an assessment of which party’s major arguments or position prevailed. The provisions of this Section 12.8 shall survive (i) the Closing, and shall not be deemed merged into any instrument of conveyance delivered at the Closing or (ii) earlier termination of this Agreement.

12.9. Submission not an Offer or Option. The submission of this Agreement or a summary of some or all of its provisions for examination or negotiation by Purchaser or Seller does not constitute an offer by Seller or Purchaser to enter into an agreement to sell or purchase any Property, and neither party shall be bound to the other with respect to any such purchase and sale until a definitive agreement satisfactory to Purchaser and Seller in their sole discretion is executed and delivered by each of Seller and Purchaser.

12.10. Time Periods. In the event the time for performance of any obligation hereunder expires on a day that is not a Business Day, the time for performance shall be extended to the next Business Day.

12.11. Modification of Agreement. No modification of this Agreement shall be deemed effective unless in writing and signed by the party to be charged. Without limiting the foregoing, the written consent of Escrow Agent shall not be necessary to change any provision of this Agreement that does not affect the responsibilities of Escrow Agent.

12.12. Further Instruments. Each party, promptly upon the request of the other, shall execute and have acknowledged and delivered to the other or to Escrow Agent, as may be appropriate, any and all further instruments reasonably requested or appropriate to evidence or give effect to the provisions of, and the transactions contemplated under, this Agreement and which are consistent with the provisions of this Agreement.

12.13. Descriptive Headings. The descriptive headings of the paragraphs of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

12.14. Time of the Essence. Time is of the essence with respect to each of the provisions of this Agreement.

12.15. Business Day. As used herein, the term “Business Day” means any day other than Saturday, Sunday and any day which is a legal holiday in the State of California.

12.16. Construction of Agreement. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser, on the one hand, and Seller, on the other hand, have contributed substantially and materially to the preparation of this Agreement.

12.17. JURY TRIAL WAIVER. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER IN CONTRACT OR TORT) BROUGHT BY EITHER PURCHASER, ON THE ONE HAND, OR SELLER, ON THE OTHER HAND, AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

12.18. Survival.

(a) Any obligations or liabilities of Seller or Purchaser hereunder shall survive the Closing Date or termination of this Agreement only to the extent expressly provided herein.

(b) Unless expressly stated otherwise (e.g., obligations that are stated to be surviving, such as in Section 11.7), all terms and provisions contained herein shall not survive Closing and instead shall be deemed merged into the deed delivered at Closing.

12.19. Disclosure. Each of Seller and Purchaser hereby covenants for itself and its Affiliates that prior to, at or following the Closing it shall not issue any press release or public statement with respect to this Agreement or the transactions contemplated by this Agreement without the prior consent of all parties to this Agreement (which consent shall not be unreasonably delayed or withheld), except to the extent required by law or the regulations of the Securities and Exchange Commission; provided, however, that except as otherwise provided herein no such announcement shall (i) be made unless the Closing has occurred or (ii) make any reference to the Purchase Price or other material terms of this Agreement except to the extent that the same are a matter of public record or available to the public generally. If Seller or Purchaser is required by law to issue such a press release or public statement, such party shall, at least two (2) Business Days prior to the issuance of the same, deliver a copy of the proposed release or statement to the other parties for their review. This Section 12.19 shall survive (i) the Closing and shall not be deemed merged into any instrument of conveyance delivered at the Closing or (ii) earlier termination of this Agreement.

12.20. Guest Baggage and Safe Deposit Boxes.

(a) Property of Guests. All baggage, parcels of property of guests or tenants being retained by Seller as security for unpaid accounts receivable shall be removed from the Property prior to the Closing (“Retained Baggage”). All other baggage, parcels or property checked or left in the care of Seller by current guests or tenants at Closing, or by those formerly staying at the Property, or others, shall be sealed and listed in an inventory prepared jointly by representatives of Seller and Purchaser on the date of the Closing and initialed and exchanged by such representatives. Possession and control of all such other baggage, parcels or property listed on such inventory shall be delivered to Purchaser at Closing and Purchaser shall be responsible from and after the Closing for the liability of all items listed in such inventory, but only in the condition actually delivered by Seller. Seller shall remain liable for any acts or omissions with respect to such baggage which occurred prior to the date of Closing as well as for claimed omissions from said inventory, and Seller hereby agrees to indemnify and hold Purchaser harmless from and against any liability therefor.

(b) Notice to Persons With Safe Deposit Boxes. On the Closing Date, Seller shall give written notices (“Seller Verification Notices”) to guests, tenants, and other persons who have safe deposit boxes at the Hotel or who have deposited items in the house safe at the Hotel (the “Depositors”), if any, advising them of the sale of the Property to Purchaser and requesting, within 48 hours, verification of the contents of in their safe deposit boxes and/or the house safe and either (i) removal of such contents, or (ii) if such Depositors desire to have the continued use of the safe deposit boxes and/or the house safe, the execution of a new agreement with Purchaser for such continued use. Copies of Seller’s Verification Notices shall be given to Purchaser. During said 48-hour period, each safe deposit box and/or the house safe shall be opened and the items therein recorded only in the presence of representatives of both Seller and Purchaser. If the Depositors desire to continue to use a safe deposit box and/or the house safe, Purchaser shall make arrangements for such continued use. The contents of all safe deposit boxes and/or the house safe of Depositors not responding to Seller’s Verification Notices shall be opened promptly after the expiration of the 48-hour period, but only in the presence of both Seller and Purchaser. The contents of all boxes so opened shall be listed in an inventory at the time such safe deposit boxes or house safe are opened, each such list shall be signed by the representatives of Seller and Purchaser, the keys and/or combinations to the boxes shall be delivered to Purchaser, and the boxes shall then be relocked, sealed and left in the possession of Purchaser. Seller hereby agrees to indemnify and hold Purchaser harmless from and against any liability based on damage or loss occurring prior to the date of the inventory.

13. General Escrow Provisions. The obligations and rights of Escrow Agent under this Agreement shall be subject to the following terms and conditions:

(a) The duties and obligations of Escrow Agent shall be determined solely by the express provisions of this Agreement and no implied duties or obligations shall be implied against Escrow Agent. Further, Escrow Agent shall be under no obligation to refer to any other document between or among Purchaser and Seller referred to in or related to this Agreement, unless Escrow Agent is provided with a copy of such document and consents thereto in writing.

(b) Escrow Agent shall not be liable to anyone by reason of any error of judgment, or for any act done or step taken or omitted by Escrow Agent in good faith, or for any mistake of fact or law, or for anything which Escrow Agent may do or refrain from doing in connection herewith, unless caused by or arising out of Escrow Agent’s actual and intentional misconduct or gross negligence.

(c) Escrow Agent shall be entitled to rely, and shall be protected in acting in reliance, upon any writing furnished to Escrow Agent by either Purchaser or Seller and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to Escrow Agent. Escrow Agent may rely on any affidavit of either Purchaser or Seller or any other person as to the existence of any facts stated therein to be known by the affiant.

(d) If Seller shall become entitled to retain or receive the Deposit or other amount paid under this Agreement, Escrow Agent shall pay the same to Seller together with all interest earned thereon and if Purchaser shall become entitled to a return of the Deposit or other amount paid under this Agreement, Escrow Agent shall pay the same to Purchaser together with all interest earned thereon; provided, however, that no disbursement pursuant to this subsection shall be made by Escrow Agent until the third (3rd) Business Day following the receipt or deemed receipt of notice by Seller and Purchaser from Escrow Agent of its intention to so disburse, and disbursement made by Escrow Agent after the passage of such three (3) Business Day period shall relieve Escrow Agent from all liability in connection with such disbursement unless such disbursement is proscribed by order of a court of competent jurisdiction or objected to in writing by Seller or Purchaser. If such disbursement is objected to in writing by Seller or Purchaser within such three (3) Business Day period, then Escrow Agent shall not make such disbursement until unanimously instructed in writing by Purchaser and Seller, or is directed to make such disbursement by a court of competent jurisdiction.

(e) In the event of any disagreement between Purchaser and Seller resulting in adverse claims and demands being made in connection with or against the funds held in escrow, Escrow Agent shall refuse to comply with the claims or demands of either party until such disagreement is finally resolved (i) by a court of competent jurisdiction (in proceedings which Escrow Agent or any other party may initiate, it being understood and agreed by Purchaser and Seller that Escrow Agent has authority (but not the obligation) to initiate such proceedings), (ii) by an arbitrator in the event that Purchaser and Seller mutually and jointly determine to submit the dispute to arbitration pursuant to the rules of the American Arbitration Association, and in so doing Escrow Agent shall not be or become liable to a party, or (iii) by written settlement between Purchaser and Seller.

(f) Purchaser and Seller each agree to jointly and severally indemnify and hold harmless Escrow Agent against any and all losses, liabilities, costs (including legal fees) and other expenses in any way incurred by Escrow Agent (except to the extent Escrow Agent willfully disregards any provision of this Agreement to which it is bound) in connection with or as a result of any disagreement between Purchaser and Seller under this Agreement or otherwise incurred by Escrow Agent in any way on account of its role as Escrow Agent, except that neither Purchaser nor Seller shall have any obligation to pay Escrow Agent any fee for escrow services hereunder.

(g) Escrow Agent in its sole discretion shall have the right to resign as the Escrow Agent under this Agreement, provided that it shall provide both Purchaser and Seller with at least thirty (30) days prior written notice of such resignation pursuant to the notice provisions of Section 12.7. Upon any such resignation, Escrow Agent shall transfer the Deposit and any interest earned thereon to a successor Escrow Agent jointly approved by Purchaser and Seller, whereupon the original Escrow Agent shall have no further obligation or liability whatsoever as Escrow Agent under this Agreement.

(h) The parties hereby acknowledge and agree that Federal Deposit Insurance for the Deposit, if any, is limited to a cumulative maximum amount of One Hundred Thousand Dollars ($100,000.00) for each individual depositor for all of the depositor’s accounts at the same or related institution. The parties further hereby acknowledge and agree that certain banking instruments such as, but not limited to, repurchase agreements and letters of credit, are not covered at all by Federal Deposit Insurance. The parties acknowledge and agree that Escrow Agent shall have no obligation or liability with respect to insuring the Deposit or with respect to the solvency of the depository institution, or otherwise with respect to the appropriateness of the depository institution for purposes of the Deposit. Further, the parties understand that Escrow Agent assumes no responsibility for, nor will the parties hold the same liable for, any loss occurring which arises from the fact that (x) the amount of the account or accounts contemplated hereby may cause the aggregate amount of any individual depositor’s account or accounts to exceed One Hundred Thousand Dollars ($100,000.00), (y) that this excess amount is not insured by the Federal Deposit Insurance Corporation or (z) that Federal Deposit Insurance is not available on certain types of bank instruments.

(i) Escrow Agent may pay the Deposit into a court of competent jurisdiction upon commencement by Escrow Agent of an interpleader action in such court. The reasonable out-of-pocket costs and attorneys’ fees of Escrow Agent for such interpleader action shall be paid by the losing party in such interpleader action.

(j) The rights and immunities of Escrow Agent hereunder shall apply equally to its partners, of counsel, associates, employees, Affiliates and agents.

(k) All of Escrow Agent’s obligations under this Agreement other than as provided herein shall automatically terminate upon disbursing the Deposit as set forth above.

14. Escrow Agent – IRS Real Estate Sales Reporting. Purchaser, Seller and Escrow Agent hereby agree and acknowledge that Escrow Agent shall act as “the real estate reporting person” with respect to the transaction which is the subject of this Agreement pursuant to Internal Revenue Code Section 6045(e) and shall prepare, if not prepared by Seller or Purchaser, and file all informational returns, including without limitation, IRS Form 1099-S, and shall otherwise comply with the provisions of Internal Revenue Code Section 6045(e). The Escrow Agent shall also remit to the proper authority all state and local transfer taxes required in connection with the transaction which is the subject of this Agreement. Purchaser and Seller shall reasonably cooperate in connection with such filings.

15. Facilitation of Exchange. If any party hereto elects (the “Electing Party”) to conduct a tax free exchange under Section 1031 of the Internal Revenue Code, as amended, then the other party hereto agrees to cooperate (the “Cooperating Party”) with the Electing Party in conducting such tax free exchange under such Section 1031 of the Code relating to this transaction. In the event of such an election, the Electing Party agrees to indemnify, defend and hold the Cooperating Party harmless from and against any and all claims, demands, causes of action, liabilities, costs and expenses, including reasonable attorneys’ fees and costs of litigation, that the Cooperating Party may suffer or incur by reason of such exchange. Purchaser and Seller expressly reserve the right to assign their rights, but not their obligations, hereunder to a Qualified Intermediary as provided in IRC Reg. 1.1031(k)-1(g)(4) on or before the Closing Date. Each Cooperating Party agrees to cooperate, but at no cost, expense or risk to said Cooperating Party, and take any actions reasonably requested by the Electing Party to cause such exchange to be consummated and to qualify as a like kind exchange under such Section 1031 of the Code, including, but not limited to, (a) permitting this Agreement to be assigned to a Qualified Intermediary and (b) conveying the Property to, or at the direction of, the Qualified Intermediary. In no event, however, shall any such exchange extend, delay or otherwise adversely affect the Closing Date. The provisions of this Section shall survive the Closing. All references in this paragraph to tax-free exchange under Section 1031 of the Code shall include “reverse exchanges” as set forth in Revenue Procedure 2000-37, 2000-2 C.B. 308.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as an instrument under seal and as of the date first written above.

SELLER:

SHC LAGUNA NIGUEL I LLC

By:	/s/ Stuart Rothenberg
Name:	Stuart Rothenberg
Title:	Vice President

PURCHASER:

SHC LAGUNA, L.L.C

By:	/s/ Stephen K. Miller
Name:	Stephen K. Miller
Title:	Senior Vice President

RECEIPT BY ESCROW AGENT

This Agreement, fully executed by Seller and Purchaser, has been received by Escrow Agent this 9th day of May, 2006 and by its execution hereof, Escrow Agent hereby covenants and agrees to be bound by the terms of this Agreement that are applicable to Escrow Agent in its role as escrow agent pursuant to Articles 2, 10, 12, 13 and 14 of this Agreement.

ESCROW AGENT:

NATIONAL LAND TENURE COMPANY, LLC

By:	/s/ Brian J. Fitzgerald
Name:	Brian J. Fitzgerald
Title:	Counsel

EXHIBIT 1.1(a)

DESCRIPTION OF FEE ESTATE

All that certain real property situated in the County of Orange, State of California, described as follows:

PARCEL A:

Lot 1 of Tract No. 7479, in the City of Dana Point, County of Orange, State of California, as per map recorded in Book 294, Pages 5 through 9 inclusive of Miscellaneous Maps, in the office of the County Recorder of said County.

PARCEL B:

An easement, right of entry and the right of use of the golf facilities granted in that certain unrecorded document entitled “Agreement (Golf Course and License)” dated December 1, 1982, a memorandum thereof recorded December 2, 1982 as Instrument No. 82-422441 of Official Records, executed by and between Avco Community Developers, Inc., a California corporation and Monarch at Laguna Beach, a Georgia limited partnership, as amended by the provisions of an instrument dated June 9, 1989 executed by Prutel Joint venture, a California General partnership, and Laguna Niguel Resort Associates, a California general partnership, recorded June 21, 1989 as Instrument No. 89-327511 of Official Records within the following described lands:

(1)	Lot 56 of Tract No. 13103, in the City of Dana Point, County of Orange, State of California, as per map recorded in Book 586, Pages 42 through 50 inclusive of Miscellaneous Maps, in the office of the County Recorder of Orange County, California.

(2)	Lot 1 of Tract No. 11576, in the City of Irvine, County of Orange, State of California, as per map recorded in Book 514, Pages 15 through 19 inclusive of Miscellaneous Maps, in the office of the County Recorder of Orange County, California.

Except that portion of said Lot 1 conveyed to Hon Development Corporation, a California corporation, by deed recorded September 13, 1985 as Instrument No. 85-348576 of Official Records.

Said Lot 1 except the above mentioned portion is a part of Parcel 1 as described and shown in the application for Lot Line Adjustment LL89-O1 recorded September 27, 1989 as Instrument No. 89-518864 of Official Records of said Orange County, California.

Assessor’s Parcel Number:    672-171-03

EXHIBIT 1.1(c)

PERSONAL PROPERTY

All of the personal property owned by Seller and located on or in the Real Property, and used in connection with the operation and maintenance of the Real Property, including, without limitation, (i) any furniture, fixtures, equipment, (ii) any chinaware, glassware, linens, silverware, uniforms, and menus, and (iii) any paper supplies, cleaning and other housekeeping materials, engineering supplies and other consumable and expendable items located at the Real Property, such as, without limitation, food and beverages (alcoholic and non-alcoholic), soap, shampoo, stationery, and light bulbs.

EXHIBIT 1.1(d)

LEASES

1.	Retail Space Lease, dated September 1, 1999, by and between SHC Laguna Niguel, L.L.C., as landlord, and Traditional Jewelers, as tenant, as amended by the First Amendment to Retail Space Lease, dated January 22, 2000, and as further amended by the Second Amendment to Retail Space Lease, dated September 1, 2004.

EXHIBIT 1.1(e)

PERMITS

1. Conveyance Permit issued to Ritz-Carlton on February 13, 2006 by the State of California, Department of Industrial Relations, Division of Occupational Safety & Health (Conveyance Number 074828);

2. Conveyance Permit issued to Ritz-Carlton on February 13, 2006 by the State of California, Department of Industrial Relations, Division of Occupational Safety & Health (Conveyance Number 074829);

3. Conveyance Permit issued to Ritz-Carlton on February 13, 2006 by the State of California, Department of Industrial Relations, Division of Occupational Safety & Health (Conveyance Number 077271);

4. Conveyance Permit issued to Ritz-Carlton on February 13, 2006 by the State of California, Department of Industrial Relations, Division of Occupational Safety & Health (Conveyance Number 077272);

5. Conveyance Permit issued to Ritz-Carlton on February 13, 2006 by the State of California, Department of Industrial Relations, Division of Occupational Safety & Health (Conveyance Number 077273);

6. Conveyance Permit issued to Ritz-Carlton on February 13, 2006 by the State of California, Department of Industrial Relations, Division of Occupational Safety & Health (Conveyance Number 077284);

7. Conveyance Permit issued to Ritz-Carlton on February 13, 2006 by the State of California, Department of Industrial Relations, Division of Occupational Safety & Health (Conveyance Number 074285);

8. Conveyance Permit issued to Ritz-Carlton on February 13, 2006 by the State of California, Department of Industrial Relations, Division of Occupational Safety & Health (Conveyance Number 077293);

9. Conveyance Permit issued to Ritz-Carlton on February 13, 2006 by the State of California, Department of Industrial Relations, Division of Occupational Safety & Health (Conveyance Number 077294);

10. Conveyance Permit issued to Ritz-Carlton on February 13, 2006 by the State of California, Department of Industrial Relations, Division of Occupational Safety & Health (Conveyance Number 077295);

11. Conveyance Permit issued to Ritz-Carlton on February 13, 2006 by the State of California, Department of Industrial Relations, Division of Occupational Safety & Health (Conveyance Number 077296);

12. Alcoholic Beverage License for On-Sale General Eating Place issued to The Ritz Carlton Hotel Company LLC on November 1, 2005 by the State of California, Department of Alcoholic Beverage Control (Type Number DUP 47-352603);

13. Alcoholic Beverage License for On-Sale General Eating Place issued to The Ritz Carlton Hotel Company LLC on November 1, 2005 by the State of California, Department of Alcoholic Beverage Control (Type Number DUP 47-352603 - 1);

14. Alcoholic Beverage License for On-Sale General Eating Place issued to The Ritz Carlton Hotel Company LLC on November 1, 2005 by the State of California, Department of Alcoholic Beverage Control (Type Number DUP 47-352603 - 2);

15. Alcoholic Beverage License for On-Sale General Eating Place issued to The Ritz Carlton Hotel Company LLC on November 1, 2005 by the State of California, Department of Alcoholic Beverage Control (Type Number DUP 47-352603 - 3);

16. Alcoholic Beverage License for On-Sale General Eating Place issued to The Ritz Carlton Hotel Company LLC on November 1, 2005 by the State of California, Department of Alcoholic Beverage Control (Type Number DUP 47-352603 - 4); and

17. Alcoholic Beverage License for a Caterer Permit issued to The Ritz Carlton Hotel Company LLC on November 1, 2005 by the State of California, Department of Alcoholic Beverage Control (Type Number DUP 58-352603 - 1).

EXHIBIT 1.1(f)

PROPERTY CONTRACTS

Name	Service provided	Billing cycle/Term	Expires	Renewal/Clause Info-Last Dated Material
Best Business Machines	Typewriter maint.	Annual	Oct-06	Maintenance billed yearly
Armored Transport (AT Sys)	Armored Delivery	Monthly service	N/A	Monthly contract with 30-day out/Liability Ins has expire date
Iron Mountain (Data Storage)	Offsite Storage	Monthly service	N/A	Auto renews until Terminated/need 60 days to term
Ascom Hasler Mail	Mail Machine	Monthly service	Apr-08	Auto renews 4 month/then monthly/Need 120 days
Molloy Corporation	A/V Svcs (Marriott)	Comm paid	May-08	Auto renews after term/need 30 days notice
World Cinema	Satellite	Monthly service	May-07	Need 90 days
Eversoft Water Softener	Softener Tanks	Monthly service	Mar-09	Auto renews for 3 year without 30 day cancel
Amtech Reliable Elevator	Elevator Maint.	Monthly service	May-08	1st renewal 3 yr/month-to-month after term/need 90 days
Duthie Power service	Generator Maint.	Quarterly	Jul-06	Auto renews for 1 year without 90 day cancel
Muzak	Hotel music	Monthly service	Oct-06	Auto renew for 2 years/Need 30 days
Bob Delong	Storage	Monthly service	Oct-05	No extensions after term
Lodgenet Entertainment	In-room Movies	Monthly service	Aug-06	Extends month-to-month after term/need 60 days cancel
Animal Pest Management	Rodent Control	Monthly service	Monthly	Monthly contract with 30-day out clause
Cox Communications	Cable TV	Monthly service	N/A	No longer provides cable, digital radio in suites only.
VallyCrest Landscape	Hotel Landscaping	Monthly service	May-06	30 day out
Flue Steam	Exhaust Cleaning	Monthly service	N/A	Monthly Contract exp Jul-01 with 30-day out clause
Nalco Chemical	Water Chemicals	Monthly service	N/A	Last Dated Material Jan-94/No signed contract
E-Score Servidyne	Energy Maintenance		N/A	Last signed Oct-1994/Need 90 days out
Sea Wind Pool & Spa	Pool Cleaning	Monthly service	N/A	No Binding Contract on file
Ecolab	Pest Elimination	Monthly service	N/A	Last signed Jan-97/30-day out clause
TruBlue Pool Service	Pool Maintenance	Monthly service	Sept-06	Auto renews for 1 year unless termination notice given in writing
DMX Music Network	Music Service	Quarterly/60 Months	Feb-08	Auto renews for 5 year periods W/O 90 cancel
Bob Eubanks	Music/Entertainment	Per event/Seasonal	Per Event	See Contract
United Hospitality Svcs	Cleaning	Monthly service	Apr-04	Month to Month after term/Need 30 days
Traditional Jewelers	Counter Rental	Receive comm.	Aug-05	Need 30 days to term/no binding post-term (month to month)
Enterprise Rent-A-Car	Car Rental		Jan-04	Renews Monthly after exp date; 30 days/month to month
CLS Transportation	Transportation Svcs	Annual	May-04	**No Longer Trans Provider**
Sawyer Riley Compton	Advertising	As Warranted	N/A	Contract dated Oct-98 ongoing/need 90 days to term
Micros	Outlet Point of Sale	Annual	Dec-06	Maint. Billed Yrly
Micros/Fidelio	Pms Maintenance	Semi-annual	Mar-06	Billed Semi-Annually
Timesaver/ADP	Hotal Payroll Maint	Annual	Dec-06	Maint Billed Monthly as of 2004
Xeta	Call Accounting	Monthly service	Jan-06	No Binding agreement after term, Month to month currently
Technical Service Group	Pc, Printer Maint.	Monthly service	Monthly	Need 90 days to term monthly agreement
IBM	Computer Maint.	Monthly service	Monthly	Monthly contract/30 days written notice to term
Servidyne Systems	Elect Energy Maint	Annual	Mar-07	Maintenance renewal yearly since 1994
Scottel Voice and Data, Inc	Voice and Data Service	Per visit	Dec-06	Auto renews for 1 year
Leo Hoffman Ins Corp	Vehicle Lease	Monthly	July-08	No extension after term
Ascom Leasing	Mail Machine Lease	Monthly	Apr-08	Auto renews for 4-month period unless cancelled in writing not less than 120 days but no more than 180 days before expiration
US Bancorp	Copier and Fax Machine Lease	Monthly	Mar-10	Option to renew
Agreement (Golf Course Use and License)	License to use golf course	Receive Comm	N/A	To Expire no later than 2080
Management Agreement	Operation and management of hotel	Per accounting period	Dec-29	Auto renews for 4 successive 5-year terms

EXHIBIT 1.1(h)

[INTENTIONALLY DELETED]

EXHIBIT 2.1(a)(iii)

WIRING INSTRUCTIONS

Account Name:	Strategic Hotel Capital LLC, Operating

Account Number:	5800094350

Bank Name:	LaSalle Bank NA

Bank Address:	Chicago, IL

ABA Number:	071-000-505

EXHIBIT 2.1(b)(i)

ALLOCATION OF PURCHASE PRICE

Land and Building: $271,065,000

Goodwill: $41,250,000

Furniture, Fixtures and Equipment: $17,685,000

EXHIBIT 4.1(b)

INSPECTION RECORDS

Amended and Restated Operating Agreement, dated January 1, 2000, between SHC Laguna Niguel I LLC, a Delaware limited liability company (“Seller”) and The Ritz-Carlton Hotel Company, L.L.C. (“Manager”), as amended by the Amendment to Amended and Restated Operating Agreement, dated June 29, 2004, by and between Seller and Manager.

MVCI Concession Agreement made as of September 30, 2004, by and between Seller, Marriott Ownership Resorts, Inc., a Delaware corporation, and Manager.

Agreement (Golf Course Use and License), dated December 1, 1982, by and between AVCO Community Developers, Inc., a California corporation, and Monarch at Laguna Beach, a Georgia limited partnership, a memorandum of which was recorded on December 2, 1982 as Instrument No. 82-422411 of the Official Records of Orange County, California, as amended by that certain Amendment No. 1 to Agreement (Golf Course Use and License Agreement), dated June 9, 1989, by and between Prutel Joint Venture, a California general partnership, and Laguna Niguel Resort Associates, a California general partnership, recorded June 21, 1989 as Instrument No. 89-327511 of Official Records of Orange County, California.

Vehicle Lease, dated June 29, 2005, between Leo Hoffman Ins Corp DBA Hoffman Leasing, as Lessor, and SHC Laguna Niguel LLC DBA Ritz-Carlton, as Lessee, for a Ford Van, Model E-350 SD (lease expires July 2008).

Mail Machine Lease, dated April 11, 2003, between Ascom Leasing, as Lessor, and The Ritz Carlton Hotel Co DBA Ritz Carlton Laguna Niguel, as Lessee, for a Power Post with 30lb Scale (lease expires April 2008).

Copier/Fax Machine Lease, dated February 25, 2005, between US Bancorp, as Lessor, and The Ritz Carlton Hotel Co. LLC, as Lessee, as amended by the Term Lease Supplement, for 6 copiers and 6 fax machines (lease expires March 2010).

Conveyance Permit issued to Ritz-Carlton on February 13, 2006 by the State of California, Department of Industrial Relations, Division of Occupational Safety & Health (Conveyance Number 074828).

Conveyance Permit issued to Ritz-Carlton on February 13, 2006 by the State of California, Department of Industrial Relations, Division of Occupational Safety & Health (Conveyance Number 074829).

Conveyance Permit issued to Ritz-Carlton on February 13, 2006 by the State of California, Department of Industrial Relations, Division of Occupational Safety & Health (Conveyance Number 077271).

Conveyance Permit issued to Ritz-Carlton on February 13, 2006 by the State of California, Department of Industrial Relations, Division of Occupational Safety & Health (Conveyance Number 077272).

Conveyance Permit issued to Ritz-Carlton on February 13, 2006 by the State of California, Department of Industrial Relations, Division of Occupational Safety & Health (Conveyance Number 077273).

Conveyance Permit issued to Ritz-Carlton on February 13, 2006 by the State of California, Department of Industrial Relations, Division of Occupational Safety & Health (Conveyance Number 077284).

Conveyance Permit issued to Ritz-Carlton on February 13, 2006 by the State of California, Department of Industrial Relations, Division of Occupational Safety & Health (Conveyance Number 074285).

Conveyance Permit issued to Ritz-Carlton on February 13, 2006 by the State of California, Department of Industrial Relations, Division of Occupational Safety & Health (Conveyance Number 077293).

Conveyance Permit issued to Ritz-Carlton on February 13, 2006 by the State of California, Department of Industrial Relations, Division of Occupational Safety & Health (Conveyance Number 077294).

Conveyance Permit issued to Ritz-Carlton on February 13, 2006 by the State of California, Department of Industrial Relations, Division of Occupational Safety & Health (Conveyance Number 077295).

Conveyance Permit issued to Ritz-Carlton on February 13, 2006 by the State of California, Department of Industrial Relations, Division of Occupational Safety & Health (Conveyance Number 077296).

Alcoholic Beverage License for On-Sale General Eating Place issued to The Ritz Carlton Hotel Company LLC on November 1, 2005 by the State of California, Department of Alcoholic Beverage Control (Type Number DUP 47-352603).

Alcoholic Beverage License for On-Sale General Eating Place issued to The Ritz Carlton Hotel Company LLC on November 1, 2005 by the State of California, Department of Alcoholic Beverage Control (Type Number DUP 47-352603 - 1).

Alcoholic Beverage License for On-Sale General Eating Place issued to The Ritz Carlton Hotel Company LLC on November 1, 2005 by the State of California, Department of Alcoholic Beverage Control (Type Number DUP 47-352603 - 2).

Alcoholic Beverage License for On-Sale General Eating Place issued to The Ritz Carlton Hotel Company LLC on November 1, 2005 by the State of California, Department of Alcoholic Beverage Control (Type Number DUP 47-352603 - 3).

Alcoholic Beverage License for On-Sale General Eating Place issued to The Ritz Carlton Hotel Company LLC on November 1, 2005 by the State of California, Department of Alcoholic Beverage Control (Type Number DUP 47-352603 - 4).

Alcoholic Beverage License for a Caterer Permit issued to The Ritz Carlton Hotel Company LLC on November 1, 2005 by the State of California, Department of Alcoholic Beverage Control (Type Number DUP 58-352603 - 1).

Registration Form relating to the requirements of the South Coast Air Quality Management District’s Rule 2202 – On-Road Motor Vehicle Mitigation Options.

Certificate of Appreciation from South Coast Air Quality Management District to Ritz Carlton Hotel Co, dated February 17, 2005.

Seller’s Permit issued to Ritz Carlton Laguna Niguel on October 1, 1997 by the California State Board of Equalization authorizing Ritz Carlton Laguna Niguel to engage in the business of selling tangible personal property at the Hotel.

Invoice to Ritz Carlton Hotel, in the amount of $7,674.00, from the Orange County Health Care Agency.

Contract with Best Business Machines for typewriter maintenance, expires on Oct-06.

Contract with Armored Transport (AT Sys) for Armored Delivery.

Contract with Iron Mountain (Data Storage) for Offsite Storage.

Contract with Ascom Hasler Mail for a Mail Machine, expires April 2008.

Contract with Molloy Corporation for A/V Services (Marriott), expires May 2008.

Contract with World Cinema for Satellite service, expires May 2007.

Contract with Eversoft Water Softener for Softener Tanks, expires Mar 2009.

Contract with Amtech Reliable Elevator for Elevator Maintenance, expires May 2008.

Contract with Duthie Power Service for Generator Maintenance, expires on July 2006.

Contract with Muzak for Hotel music, expires October 2006.

Contract with Bob Delong for Storage, expires October 2005.

Contract with Lodgenet Entertainment for In-room Movies, expires on August 2006.

Contract with Animal Pest Management for Rodent Control.

Contract with Cox Communications for Cable TV.

Contract with VallyCrest Landscape for Hotel Landscaping, expires May 2006.

Contract with Flue Steam for Exhaust Cleaning.

Contract with Nalco Chemical for Water Chemicals.

Contract with E-Score Servidyne for Energy Maintenance.

Contract with Sea Wind Pool & Spa for Pool Cleaning.

Contract with Ecolab for Pest Elimination.

Contract with TruBlue Pool Service for Pool Maintenance, expires on September 2006.

Contract with DMX Music Network for Music Service, expires on February 2008.

Contract with Bob Eubanks for Music/Entertainment.

Contract with United Hospitality Services for Cleaning, expires on April 2004.

Contract with Traditional Jewelers for Counter Rental, expires on August 2004.

Contract with Enterprise Rent-A-Car for Car Rental, expires on January 2004.

Contract with CLS Transportation for Transportation Services, expires on May 2004.

Contract with Sawyer Riley Compton for Advertising.

Contract with Micros for Outlet Point of Sale, expires on December 2006.

Contract with Micros/Fidelio for Pms Maintenance, expires on March 2006.

Contract with Timesaver/ADP for Hotal Payroll Maintenance, expires on December 2006.

Contract with Xeta for Call Accounting, expires on January 2006.

Contract with Technical Service Group, Pc for Printer Maintenance.

Contract with IBM for Computer Maintenance.

Contract with Servidyne Systems for Elect Energy Maintenance, expires on March 2007.

Contract with Scottel Voice and Data, Inc. for Voice and Data Service, expires on December 2006.

Phase I Environmental Site Assessment Update of the Ritz Carlton Laguna Niguel, dated December 28, 2005

Property Description Report (Engineering Report) prepared by Terracon, dated January 23, 2006.

Probabilistic Seismic Risk Assessment Report, dated February 22, 2006.

Title Commitment issued by Lawyer’s Title Insurance Company.

Existing Title Policy issued by Lawyer’s Title Insurance Company 05309225, dated May 24, 2004.

Existing Survey from Hayes Surveying, certified January 3, 2003.

Updated Survey from Hayes Surveying.

Construction Agreement (Guestrooms), dated September 27, 2004, between SHC Laguna Niguel I, LLC and Harvey Hatch Construction.

Guaranty of Completion, dated September 27, 2004, given by Don Hatch in favor of SHC Laguna Niguel I, LLC with respect to the liabilities of Harvey Hatch Construction relating to the Construction Agreement (Guestrooms).

Construction Agreement (Public Areas), dated September 27, 2004, between SHC Laguna Niguel I, LLC and Harvey Hatch Construction.

Guaranty of Completion, dated September 27, 2004, given by Don Hatch in favor of SHC Laguna Niguel I, LLC with respect to the liabilities of Harvey Hatch Construction relating to the Construction Agreement (Public Areas).

Construction Agreement (Spa), dated September 27, 2004, between SHC Laguna Niguel I, LLC and Harvey Hatch Construction.

Guaranty of Completion, dated September 27, 2004, given by Don Hatch in favor of SHC Laguna Niguel I, LLC with respect to the liabilities of Harvey Hatch Construction relating to the Construction Agreement (Spa).

Property Insurance Certificate.

Retail Space Lease, dated September 1, 1999, by and between SHC Laguna Niguel, L.L.C., as landlord, and Traditional Jewelers, as tenant, as amended by the First Amendment to Retail Space Lease, dated January 22, 2000, and as further amended by the Second Amendment to Retail Space Lease, dated September 1, 2004.

Invoice to Ritz-Carlton Laguna Niguel, in the amount of $132.00, from Technical Service Group, Inc.

Invoice to Ritz-Carlton Laguna Niguel, in the amount of $130.00, from Technical Service Group, Inc.

Invoice to Ritz-Carlton Laguna Niguel, in the amount of $157.00, from Technical Service Group, Inc.

Invoice to Ritz-Carlton Laguna Niguel, in the amount of $30.00, from Technical Service Group, Inc.

Invoice to Ritz-Carlton Laguna Niguel, in the amount of $22.00, from Technical Service Group, Inc.

Invoice to Ritz-Carlton Laguna Niguel, in the amount of $42.00, from Technical Service Group, Inc.

Invoice to Ritz-Carlton Laguna Niguel, in the amount of $132.00, from Technical Service Group, Inc.

Invoice to Ritz-Carlton Laguna Niguel, in the amount of $14.00, from Technical Service Group, Inc.

Invoice to Ritz-Carlton Laguna Niguel, in the amount of $124.00, from Technical Service Group, Inc.

Invoice to Ritz-Carlton Laguna Niguel, in the amount of $57.00, from Technical Service Group, Inc.

Invoice to Ritz-Carlton Laguna Niguel, in the amount of $222.00, from Technical Service Group, Inc.

Invoice to Ritz-Carlton Laguna Niguel, in the amount of $85.00, from Technical Service Group, Inc.

EXHIBIT 6.1(h)

SECURITY DEPOSIT

None.

EXHIBIT 6.1(j)

LABOR MATTERS

None.

EXHIBIT 6.1(l)

LITIGATION

None.

EXHIBIT 6.7

ESTOPPEL CERTIFICATE

Please refer to the documents described in Part 1 of Exhibit A hereto and incorporated herein by this reference (collectively, the “Agreement”) relating to the real property commonly known as The Links at Monarch Beach (the “Golf Course Property”). The undersigned, CPH Resorts I, LLC, a Delaware limited liability company (“Golf Course Owner”) understands that SHC Laguna Niguel, L.L.C., a Delaware limited liability company or its successor in interest (“Hotel Owner”), the owner of the property commonly known as the Ritz-Carlton Laguna Niguel (the “Hotel Property”) plans to assign and encumber its rights under the Agreement in connection with a proposed sale of the Hotel Property. Golf Course Owner does hereby certify to Hotel Owner and SHC Laguna, L.L.C., a Delaware limited liability company (“Purchaser”), and their successors and assigns, that as of the date hereof:

1.	Golf Course Owner (a) is the sole fee owner of the Golf Course Property; and (b) is the sole party (in connection with its designated agents and employees) entitled to exercise and enforce the rights and remedies granted to the owner of the Golf Course Property pursuant to the terms of the Agreement.

2.	The Agreement is in full force and effect and has not been supplemented, amended, modified or superseded except as set forth on Part 1 of Exhibit A; and no other agreements or understandings exist between Golf Course Owner and Hotel Owner with respect to the Hotel Property or the Golf Course Property.

3.	To the best of Golf Course Owner’s knowledge, (which knowledge is limited to the actual knowledge of ), there are no uncured defaults under the Agreement on the part of the Hotel Owner and no events have occurred that, with the giving of notice or passage of time or both, would constitute a default by the Hotel Owner thereunder, and, at the present time, to the best of Golf Course Owner’s knowledge, Golf Course Owner has no claims or disputes against Hotel Owner under the Agreement.

4.	Except as set forth in Exhibit A, all monetary obligations due from Hotel Owner under the Agreement to date have been fully and currently paid.

5.	There are no provisions for, and Golf Course Owner has no rights with respect to, terminating the term or increasing the amounts payable under the Agreement except as set forth in Exhibit A.

6.	Except as set forth in Exhibit A, to the best of Golf Course Owner’s knowledge, no material controversy presently exists between Hotel Owner and Golf Course Owner, including any litigation or arbitration, concerning the Hotel Property or the Golf Course Property, the Agreement or the performance of the terms thereof or any other matter.

7.	The Agreement does not require the consent of Golf Course Owner to the sale described above.

8.	This Certificate may be relied upon by Hotel Owner and Purchaser, and any assignees thereof or successors thereto, or any other third party acquiring a direct or indirect interest in the Property or Hotel Owner’s interest in the Agreement.

IN WITNESS WHEREOF, Golf Course Owner has duly executed this Certificate as of the      day of                 , 2006.

CPH RESORTS I, LLC,
a Delaware limited liability company

By:	CPHR-I, LLC,
a Delaware limited liability company, Member

	By:	CAPITAL PACIFIC HOLDINGS, INC.,
a Delaware corporation, Managing Member

By:
Name:
Title:

Exhibit A

Agreement, Terms and Current Status

1.	Description of Agreement.

a)	Agreement (Golf Course Use and License), dated December 1, 1982, by and between AVCO Community Developers, Inc., a California corporation, and Monarch at Laguna Beach, a Georgia limited partnership, a memorandum of which was recorded on December 2, 1982 as Instrument No. 82-422411 of the Official Records of Orange County, California, as amended by that certain Amendment No. 1 to Agreement (Golf Course Use and License Agreement), dated June 9, 1989, by and between Prutel Joint Venture, a California general partnership, and Laguna Niguel Resort Associates, a California general partnership, recorded June 21, 1989 as Instrument No. 89-327511 of Official Records of Orange County, California.

2.	Names of Primary Parties.

a)	CPH Resorts I, LLC, a Delaware limited liability company, successor-in-interest to Monarch at Laguna Beach, a Georgia limited partnership; and

b)	SHC Laguna, L.L.C., a Delaware limited liability company, successor-in-interest to SHC Laguna Niguel I LLC, a Delaware limited liability company, successor-in-interest to Prutel Joint Venture, a California general partnership, successor-in-interest to AVCO Community Developers, Inc., a California corporation.

3.	Property known as: The real property commonly known as “The Links at Monarch Beach,” as described in the above-referenced Agreement, located in the City of Dana Point, County of Orange, State of California.

EXHIBIT 8.2(a)

FORM OF DEED

STATEMENT OF DOCUMENTARY TRANSFER TAX

                         , 2006

Recorder’s Office of

Orange County, California

In accordance with Section 11932 of the California Revenue and Taxation Code, the undersigned hereby requests that this statement of documentary transfer tax not be recorded with the attached Grant Deed (the “Deed”) but be affixed to the Deed after recordation and be returned as directed on the Deed. The Deed names                         , as grantee. The property that is the subject of the Deed is located in the City of Dana Point, County of Orange, State of California.

The documentary transfer tax amount for the attached Deed is payable to the County of Orange $                    , computed on the full value of the property less any encumbrances remaining on the property, and the documentary transfer tax amount for the attached Deed payable to the City of Dana Point is $                    , computed on the full value of the Property.

SHC LAGUNA NIGUEL I LLC

By:
Name:
Title:

RECORDING REQUESTED BY:

WHEN RECORDED MAIL TO:

MAIL TAX STATEMENTS TO:

(Space Above Line For Recorder’s Use Only)

(Documentary Transfer Tax is not of public record and is shown on a separate sheet attached to this Grant Deed in accordance with the provisions of Section 11932 of the California Revenue and Taxation Code)

GRANT DEED

FOR AND IN CONSIDERATION of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SHC LAGUNA NIGUEL I LLC (hereinafter “Grantor”), whose address is                                               hereby grants to                                               (hereinafter “Grantee”), whose address is                                              , the lots, tracts, or parcels of land or real property lying, being, and situated in the City of Dana Point, County of Orange, State of California, more particularly described in Exhibit A attached hereto and incorporated herein by reference, together with all improvements thereon and fixtures affixed thereto and all privileges, easements, tenements and appurtenances thereon or in any way appertaining to such real property (collectively, the “Property”).

THE PROPERTY IS CONVEYED TO GRANTEE SUBJECT TO THE EXTENT PERMITTED BY THE REAL ESTATE PURCHASE AGREEMENT BETWEEN GRANTOR AND GRANTEE TO: (a) all encumbrances, easements, covenants, conditions, restrictions, and other matters of record; (b) all interests of tenants in possession of the Property; (c) all matters that would be revealed or disclosed in an accurate survey of the Property; (d) a lien not yet delinquent for taxes, and any general or special assessments against the Property; and (e) zoning ordinances and regulations and any other laws, ordinances, or governmental regulations restricting or regulating the use, occupancy, or enjoyment of the Property.

IN WITNESS WHEREOF, the undersigned has executed this Grant Deed as of                          , 2006.

SHC LAGUNA NIGUEL I LLC

By:
Name:
Title:

STATE OF	)
) ss:
COUNTY OF	)

On the      day of                      in the year 2006 before me, the undersigned, a Notary Public for said state, personally appeared                            , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or personal(s) upon behalf of which the individual acted, executed the instrument.

Notary Public

My Commission Expires:

EXHIBIT 8.2(b)

BILL OF SALE AND GENERAL ASSIGNMENT

This BILL OF SALE AND GENERAL ASSIGNMENT (this “Assignment”) is made as of this      day of                     , 2006, from SHC Laguna Niguel I LLC, a Delaware limited liability company, having an office at                      (“Seller”) to and for the benefit of                     , a                      having an office at                      (“Purchaser”). All capitalized terms used but not otherwise defined herein shall have the meaning assigned to those terms in that certain Real Estate Purchase Agreement, dated [                    ], 2006, between Seller and Purchaser (the “Purchase Agreement”).

WHEREAS, in connection with the conveyance of the hotel commonly known as The Ritz-Carlton, Laguna Niguel described on Exhibit A attached hereto (the “Real Property”), Seller hereby conveys, transfers, sets over and assigns to Purchaser all of Seller’s right, title and interest in and to all (i) Personal Property to be transferred pursuant to the Purchase Agreement owned by Seller located at the Real Property, including, without limitation, the personal property listed in Exhibit B attached hereto (collectively, the “Personal Property”); (ii) Intangible Property to be transferred pursuant to the Purchase Agreement of any nature relating to the Real Property or improvements located thereon (the “Improvements”), including, without limitation, all of Seller’s right, title and interest, if any, in and to all (a) warranties and guaranties relating to the Personal Property and the Improvements in the possession of Seller, (b) all licenses, permits, development rights, and approvals relating to the Real Property and the Improvements and (c) all plans and specifications relating to the Real Property and the Improvements that are in Seller’s possession, in each case to the extent that Seller is entitled to transfer or assign the same (collectively, the “Intangible Property”); and (iii) all service, supply, equipment rental and other contracts affecting or executed in connection with the Real Property and the Improvements as set forth on Exhibit C attached hereto and to the extent that Seller is entitled to assign them (collectively, the “Property Contracts”), and (iv) the Hotel Books and Records, Reservation Deposits and Miscellaneous Accounts Receivable to be purchased by Purchaser pursuant to the Purchase Agreement. Seller represents and warrants to Purchaser that Seller has not pledged, hypothecated or collaterally assigned any of the Personal Property, Intangible Property or Property Contracts and has not granted any lien, security interest or other encumbrance on any of the Personal Property, Intangible Property or Property Contracts.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller does hereby sell, deliver, transfer, set-over and assign unto Purchaser the Personal Property in its “AS IS” condition without express or implied warranty of any kind or nature except as expressly set forth in the Purchase Agreement, to have and to hold the same unto Purchaser and Purchaser’s successors and assigns, forever.

Seller hereby agrees to indemnify and save harmless Purchaser, its successors and assigns from and against all costs, expenses and liabilities of the owner/lessor under the Property Contracts accruing through the Closing Date (except to the extent Purchaser received a proration credit therefor), and Purchaser hereby agrees to indemnify and hold Seller, its successors and assigns harmless against all costs, expenses and liabilities of the owner/lessor under the Property Contracts accruing with respect to the period after the Closing Date or for which it received a proration credit. This Assignment is made without recourse to Seller.

By its execution of this Assignment, Purchaser hereby accepts the assignment of the Property Contracts and assumes and agrees to perform timely and discharge all of Seller’s obligations, covenants, and agreements under the Property Contracts accruing after the Closing Date or for which it received a proration credit, and Purchaser hereby indemnifies, defends and holds Seller harmless from and against all such obligation, covenants and agreements.

This Assignment shall be governed by the laws of the State of California and shall be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and assigns.

All terms of this Assignment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and assigns.

No modification, waiver, amendment, discharge, change or termination of this Assignment shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge, change or termination is or may be sought.

IN WITNESS WHEREOF, Purchaser and Seller have duly executed this Assignment as an instrument under seal as of the date first above written.

SELLER:

SHC LAGUNA NIGUEL I LLC

By:
Name:
Title:

PURCHASER:

By:

By:
Name:
Title:

Exhibit A

Property Description

Exhibit B

Personal Property

Exhibit C

Property Contracts

EXHIBIT 8.2(c)

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is made as of this      day of     , 2006, from SHC Laguna Niguel I LLC, a Delaware limited liability company, having an office at                      (“Assignor”) to and for the benefit of                     , a                      having an office at                      (“Assignee”).

RECITALS

1. Assignor is the owner of the hotel commonly known as The Ritz-Carlton, Laguna Niguel, more particularly described in Exhibit A attached hereto and incorporated herein (the “Property”).

2. Assignor has on the date hereof (the “Closing Date”) delivered a grant deed to the Property to Assignee in consideration of the sum of                      ($            ) (the “Purchase Price”) pursuant to a certain Real Estate Purchase Agreement between Assignor and Assignee dated as of                     , 2006 (the “Purchase Agreement”; capitalized terms used but not otherwise defined herein shall have the meaning assigned to those terms in the Purchase Agreement).

3. For good and valuable consideration, Assignor has agreed to transfer and assign to Assignee all of Assignor’s right, title and interest in, to and under all leases and other occupancy agreements covering any portion of the Property set forth as Exhibit B and incorporated herein (collectively, the “Leases”), and Assignee has agreed to assume Assignor’s obligations under the Leases, in each case on the terms and conditions set forth in this Assignment.

AGREEMENT

NOW, THEREFORE, Assignor hereby transfers, sets over and assigns to Assignee as additional consideration for the Purchase Price, all right, title and interest of Assignor in, to and under the Leases set forth in Exhibit B including, without limitation, the right to receive payments due and to become due thereunder after the Closing Date and any of Assignor’s rights, if any, in the Tenant Deposits (as defined in the Purchase Agreement), but subject to the terms of the Purchase Agreement which survive such assignment and the conveyance of the Property to Assignee.

Assignor represents and warrants that:

(a) it is the owner of the Leases free and clear of any claims except valid claims, if any, of the tenants to the return of the Tenant Deposits (as defined in the Purchase Agreement); and

(b) Exhibit B is a true and complete list of all leases and other occupancy agreements in effect as of the date hereof, and is otherwise accurate in all material respects.

Assignor hereby agrees to indemnify and save harmless Assignee, its successors and assigns from and against all costs, expenses and liabilities of the lessor under the Leases accruing with respect to the period through the Closing Date (except to the extent Assignee received a proration credit therefor), and Assignee hereby agrees to indemnify and hold Assignor, its successors and assigns harmless against all costs, expenses and liabilities of the lessor under the Leases accruing after the Closing Date or for which it received a proration credit. It is expressly agreed that Assignor shall not be responsible to the lessees under the Leases for the discharge and performance of any and all duties and obligations hereafter accruing and to be performed and/or discharged by the lessor thereunder from and after the date hereof, including, without limitation, Assignee’s duty and obligation to return the Tenant Deposits to lessees.

By its execution of this Assignment, Assignee hereby accepts the assignment of the Leases and assumes and agrees to perform timely and discharge all of Assignor’s obligations, covenants, and agreements under the Leases accruing after the Closing Date or for which it received a proration credit .

This Assignment shall be governed by the laws of the State of California and shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

Except as expressly set forth in the Assignment, Assignor makes no representation or warranty in connection with this Assignment and this Assignment is made without recourse to Assignor.

All terms of this Assignment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and assigns.

No modification, waiver, amendment, discharge, change or termination of this Assignment shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge, change or termination is or may be sought.

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as an instrument under seal as of the date first above written.

ASSIGNOR:

SHC LAGUNA NIGUEL I LLC

By:
Name:
Title:

ASSIGNEE:

By:

By:
Name:
Title:

STATE OF	)
	)	ss.
COUNTY OF	)

On                     , 2006, before me, a Notary Public in and for said State, personally appeared                                              , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the within instrument such person, or the entity upon behalf of which such person acted, executed such instrument.

WITNESS my hand and official seal.

(Signature)

[Affix Notarial Seal]

EXHIBIT 8.2(d)

ASSIGNMENT OF BOOKINGS AND BOOKING DEPOSITS

THIS ASSIGNMENT OF BOOKINGS AND BOOKING DEPOSITS (this “Assignment”) is made as of this      day of                     , 2006, from SHC Laguna Niguel I LLC, a Delaware limited liability company, having an office at                      (“Assignor”) to and for the benefit of                     , a                      having an office at                      (“Assignee”).

RECITALS

1. Assignor is the owner of the hotel commonly known as The Ritz-Carlton, Laguna Niguel, more particularly described in Exhibit A attached hereto and incorporated herein (the “Property”).

2. Assignor has on the date hereof (the “Closing Date”) delivered a deed to the Property to Assignee in consideration of the sum of                     ($            ) (the “Purchase Price”) pursuant to a certain Real Estate Purchase Agreement between Assignor and Assignee dated as of                     , 2006 (the “Purchase Agreement”; capitalized terms used but not otherwise defined herein shall have the meaning assigned to those terms in the Purchase Agreement).

3. For good and valuable consideration, Assignor has agreed to transfer and assign to Assignee all of Assignor’s right, title and interest, if any, in and to any commitments or reservations for the use of any guest rooms, banquet facilities, convention facilities or meeting rooms in the Hotel (as defined in the Purchase Agreement) scheduled to occur on or after the date hereof (the ”Bookings”), together will all deposits, if any, under the Bookings (the “Booking Deposits”), all as set forth on Schedule A attached hereto and made a part hereof.

NOW, THEREFORE, Assignor hereby transfers, sets over and assigns to Assignee as additional consideration for the Purchase Price, all right, title and interest of Assignor in and to the Bookings, without limitation, the right to receive payments due and to become due thereunder after the Closing Date and any of Assignor’s rights in the Booking Deposits, if any, but subject to the terms of the Purchase Agreement which survive such assignment and the conveyance of the Property to Assignee.

Assignor represents and warrants that it is the owner of the Bookings free and clear of any claims except valid claims, if any, of the guests to the return of the Bookings Deposits (as defined in the Purchase Agreement).

Assignor hereby agrees to indemnify and save harmless Assignee, its successors and assigns from and against all costs, expenses and liabilities regarding the Bookings accruing with respect to the period before the Closing Date, and Assignee hereby agrees to indemnify and hold Assignor, its successors and assigns harmless against all costs, expenses and liabilities regarding the Bookings accruing with respect to the period after the Closing Date. It is expressly agreed that Assignor shall not be responsible to the guests under the Bookings for the discharge and performance of any and all duties and obligations hereafter accruing and to be performed and/or discharged by the hotel from and after the date hereof, including, without limitation, Assignee’s duty and obligation to return the Booking Deposits to guests.

By its execution of this Assignment, Assignee hereby accepts the assignment of the Bookings and assumes and agrees to perform timely and discharge all of Assignor’s obligations, covenants, and agreements under the Bookings accruing from and after the date hereof.

This Assignment shall be governed by the laws of the State of California and shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

Except as expressly set forth in the Assignment, Assignor makes no representation or warranty in connection with this Assignment and this Assignment is made without recourse to Assignor.

All terms of this Assignment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and assigns.

No modification, waiver, amendment, discharge, change or termination of this Assignment shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge, change or termination is or may be sought.

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as an instrument under seal as of the date first above written.

ASSIGNOR:

SHC LAGUNA NIGUEL I LLC

By:
Name:
Title:

ASSIGNEE:

By:

By:
Name:
Title:

2

EXHIBIT 8.2(e)

ASSIGNMENT OF MANAGEMENT AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF MANAGEMENT AGREEMENT (this “Agreement”) is made as of                     , 2006 (the “Effective Date”), by and between SHC Laguna Niguel I LLC, a Delaware limited liability company (“Assignor”) and DTRS Laguna, L.L.C. a Delaware limited liability company (“Assignee”).

RECITALS:

A. Assignor and The Ritz-Carlton Hotel Company, L.L.C. (“Manager”) are parties to that certain Amended and Restated Operating Agreement, dated as of January 1, 2000, relating to the Ritz-Car;lton, Laguna Nigel (the “Hotel”), as amended by that certain Amendment to Amended and Restated Operating Agreement dated as of June 29, 2004 (as amended, the “Management Agreement”).

B. Assignor and Assignee’s affiliate, SHC Laguna, L.L.C., are parties to that certain Purchase and Sale Agreement dated                          , 2006 (the “Agreement”).

C. Assignor desires, subject to the terms hereof, to assign to Assignee all of Assignor’s right, title and interest in and to the Management Agreement, and Assignee desires to assume the rights and obligations of Assignor with respect to the Management Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Assignment. Assignor hereby sells, assigns, conveys, transfers and grants to Assignee all of Assignor’s right, title and interest in, to and under the Management Agreement reserving therefrom only those rights, claims or causes of action that Assignor may have, now or in the future, against Manager under the Management Agreement with respect to matters accruing prior to the Effective Date.

2. Assumption. Assignee hereby accepts all of Assignor’s right, title and interest in, to and under the Management Agreement, except those rights, claims and causes of action reserved in Paragraph 1 hereof, agrees to be bound by the Management Agreement, and assumes all the duties, obligations and liabilities of Assignor under or with respect to the Management Agreement accruing from and after the Effective Date; provided that, as between Manager and Assignee, from and after the Effective Date, Assignee shall be deemed to have assumed, and shall be responsible for, all duties, obligations and liabilities of Assignor under or with respect to the Management Agreement irrespective of the date on which such duties, obligations and liabilities accrued.

3. Indemnity. Assignor hereby agrees to protect, indemnify, defend and hold Assignee, Assignee’s affiliates, Assignee’s and Assignee’s affiliates’ shareholders, directors, officers, partners, members, and limited liability company managers, and the respective heirs, successors, personal representatives and assigns of all of the foregoing harmless from and against any and all claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) arising out of or relating to the Management Agreement and accruing prior to the Effective Date. Assignee hereby agrees to protect, indemnify, defend and hold Assignor, Assignor’s affiliates, Assignor’s and Assignor’s affiliates’

3

shareholders, directors, officers, partners, members, and limited liability company managers, and the respective heirs, successors, personal representatives and assigns of all of the foregoing harmless from and against any and all claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) arising out of or relating to the Management Agreement and accruing on or after the Effective Date.

4. Full Force and Effect. Assignee hereby agrees that the Management Agreement will remain in full force and effect after the consummation of the sale of the Hotel pursuant to the Agreement and the assignment of the Management Agreement pursuant to this assignment and assumption agreement.

5. Further Assurances. Promptly upon request of the other party, Assignor and Assignee shall each execute, acknowledge (as appropriate) and deliver to the other such further assurances and take such further actions as may be reasonably required or appropriate to perfect the assignment and assumption of the Management Agreement and otherwise carry out the intent and purpose of this Agreement, provided that neither party shall incur any material additional cost, expense or obligation in connection with any act that the other party may request.

6. Binding Effect. The terms, covenants, conditions and obligations imposed upon each party herein shall be binding upon the successors and assigns of such party.

7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument. Such executed counterparts may be delivered by facsimile or pdf format which, upon transmission to the other party, shall have the same force and effect as delivery of the original signed counterpart. The submission of an unsigned copy of this Agreement or an electronic instrument with or without electronic signature to either party shall not constitute an offer or acceptance. This Agreement shall become effective and binding only upon execution and delivery of this Agreement by both parties in accordance with this Section.

[Signatures follow on next page]

4

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ASSIGNOR:

SHC LAGUNA NIGUEL I LLC

By:
Name:
Title:

ASSIGNEE:

DTRS LAGUNA, L.L.C.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

The undersigned, as Manager of the Hotel, hereby consents to the foregoing Assignment and Assumption of Management Agreement.

MANAGER:

THE RITZ-CARLTON HOTEL COMPANY, L.L.C.

By:
Name:
Title:	Vice President

EXHIBIT 8.2(h)

FIRPTA CERTIFICATE

This Certificate of Non-Foreign Status (this “Certificate”) is made as of the      day of                     , 2006, by SHC Laguna Niguel I LLC, a Delaware limited liability company (the “Transferor”).

This Certificate is made pursuant to Section 1445 of the Internal Revenue Code, which provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required on the disposition of a U.S. real property interest by the Transferor, the undersigned hereby certifies the following on behalf of the Transferor:

1. the Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. the Transferor is not a disregarded entity, as defined in Income Tax Regulations Section 1.1445-2(b)(2)(iii);

3. the Transferor’s U.S. employer identification number is                     ; and

4. the Transferor’s office address is:

The Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this Certificate and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

Name:
Title:
Date:

EXHIBIT 8.2(j)

SELLER’S AFFIDAVIT TO TITLE COMPANY

AFFIDAVIT

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

The undersigned (“Affiant”), being the Authorized Signatory of SHC Laguna Nigel I LLC, a Delaware limited liability company (“Seller”), in consideration of Lawyer’s Title Insurance Company (the “Title Company”) issuing its Title Commitment No. 06-000016 and title insurance policy (the “Title Commitment”) insuring an interest in the buildings located on the Fee Estate, including specifically the hotel commonly known as The Ritz-Carlton, Laguna Nigel (the “Hotel”) and all other structures and other improvements situated upon the Fee Estate and all fixtures, systems and facilities located on the Fee Estate and more particularly described on Exhibit A attached hereto (collectively, the “Premises”), and being first duly sworn on oath, deposes and states to the best of my knowledge as follows:

1. That the Title Commitment insures that Seller is record owner of the Premises insured in Schedule A of the Title Commitment.

2. That the only tenants occupying the Premises are as set forth on the rent roll attached hereto as Exhibit B.

3. Seller has not (a) performed any new construction or major repair work on the Premises, (b) contracted for any labor to be supplied to the Premises or (c) contracted for any materials to be delivered to the Premises, in each case for at least one hundred twenty-five (125) days preceding the date hereof which has not already been paid, or which will be paid in the ordinary course of business.

4. Affiant further represents that to the best of my knowledge there are no public improvements affecting the property prior to the date of closing that would give rise to a special property tax assessment against the property after the date of closing.

5. Seller has not filed a petition in bankruptcy nor has anyone filed a petition in bankruptcy against it.

6. That Seller will not in any way further encumber the Premises from the date hereof to the date of recordation of documents executed and delivered in connection with the Title Commitment.

7. This affidavit is made for the purpose of inducing one or more of LANDAMERICA FINANCIAL GROUP, INC.’s title insurers (hereinafter “Underwriter”) to issue an Owner’s and/or Mortgagee policy of title insurance on the premises without exception to rights of parties in possession, mechanics’ and materialmen’s lien claims or intervening matters which do or do not appear of record between the date of closing and recordation.

8. Said Affiant does hereby indemnify and hold Underwriter harmless of and from any and all loss, cost, damage and expense of every kind including reasonable attorney’s fees, which said Underwriter may suffer or incur or become liable for under its said policy or policies directly or indirectly, concerning any and all of the above stated items 1-2-3-4-5-6 which are created by the undersigned which first appears in the public record after the date hereof and before the recording of the mortgage(s) to be insured, provided such lien, encumbrance or other matter was created or caused by the undersigned.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

LAGUNA NIGUEL I LLC

By:
Name:
Title:

Sworn to before me this

     day of                     , 2005.

(Notary Public)

Exhibit A

Legal Description

Exhibit B

Rent Roll

EXHIBIT 8.8

NOTICE TO TENANTS

SHC Laguna Niguel I LLC

One Ritz Carlton Drive,

Dana Point, California 92629

                    , 2006

CERTIFIED MAIL

______________

______________

______________

Ladies and Gentlemen:

You are hereby informed that, as of the date hereof, SHC LAGUNA NIGUEL I LLC sold The Ritz Carlton, Laguna Niguel, and has assigned its interest as lessor under the lease between it, or its predecessor, and you, or your predecessor, covering certain space in the said the Laguna Niguel, in each case to:

____________________	(the “Buyer”)
____________________
____________________

The security deposit, if any, held by the undersigned under your lease (be it in cash or letter of credit or a combination of the two) has been turned over to the Buyer.

You will be receiving a separate notice from the Buyer concerning future payments due under your lease and other matters.

Very truly yours,

SHC LAGUNA NIGUEL I LLC

By:
Name:
Title: